Exhibit 7*

Audited financial statements of Japan Bank for International Cooperation as of and for the fiscal years ended March 31, 2013, 2014 and 2015, and statement of financial position as of April 1, 2012, prepared on a basis consistent with International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board (the “IASB”).*

*	The registrant has adopted Japanese GAAP for reporting purposes. Audited financial statements of Japan Bank for International Cooperation for the fiscal year ended March 31, 2015 prepared on a basis consistent with IFRS as adopted by the IASB are being disclosed for reference purposes in order to improve comparability with other issuers outside of Japan.

Independent Auditor’s Report

The Board of Directors

Japan Bank for International Cooperation

We have audited the accompanying financial statements of Japan Bank for International Cooperation, which comprise the statements of financial position as at March 31, 2015, 2014 and 2013, and April 1, 2012, and the statements of profit or loss, statements of comprehensive income, statements of changes in equity and statements of cash flows for each of the three years in the period ended March 31, 2015, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Japan Bank for International Cooperation as at March 31, 2015, 2014 and 2013, and April 1, 2012, and its financial performance and cash flows for each of the three years in the period ended March 31, 2015, in accordance with International Financial Reporting Standards.

/s/ Ernst & Young ShinNihon LLC

August 25, 2015

Tokyo, Japan

Statement of Financial Position

As of March 31, 2015, 2014, and 2013, and April 1, 2012

		(Millions of yen)
	Notes	March 31, 2015	March 31, 2014	March 31, 2013	April 1, 2012
Assets
Cash and due from banks	8, 31, 43	850,496	723,189	837,986	685,859
Receivables under resale agreements	31, 37, 43	—	202,733	284,902	602,725
Derivative financial instrument assets	9, 31, 32, 33, 34, 43	174,946	223,134	455,749	928,241
Securities	10, 13, 31, 33, 34, 36, 43	173,758	142,978	50,510	24,443
Loans and other receivables	11, 13, 31, 33, 34, 36, 38, 43	14,357,186	12,573,273	10,464,187	8,039,619
Equity method investments	12, 43	115,358	97,882	78,322	47,574
Property and equipment	14	28,295	28,558	28,206	28,145
Other assets	13, 15, 37, 43	370,073	105,551	41,632	2,559

Total assets		16,070,115	14,097,302	12,241,498	10,359,168

Liabilities
Derivative financial instrument liabilities	9, 31, 32, 33, 34, 41, 43	991,161	454,987	225,219	56,702
Borrowings	16, 31, 33, 34, 41, 43	9,425,316	8,407,707	7,234,598	5,258,673
Bonds payable	17, 31, 33, 34, 41, 43	3,058,499	2,733,890	2,257,990	2,449,864
Financial guarantee contracts	13, 18, 31, 33, 34, 36, 38, 41, 43	84,708	71,900	74,481	71,421
Other liabilities	19, 20, 43	86,208	125,289	162,770	372,438

Total liabilities		13,645,893	11,793,774	9,955,060	8,209,100

Equity
Capital stock	21	1,391,000	1,360,000	1,360,000	1,291,000
Retained earnings		985,166	906,331	895,183	836,128
Other reserves	21	48,055	37,195	31,254	22,940

Total equity		2,424,222	2,303,527	2,286,437	2,150,068

Total liabilities and equity		16,070,115	14,097,302	12,241,498	10,359,168

See Notes to the Financial Statements.

1

Income Statement

For the years ended March 31, 2015, 2014, and 2013

		(Millions of yen)
	Notes	March 31, 2015	March 31, 2014	March 31, 2013
Interest income	23	173,110	155,643	136,236
Interest expense	23	103,876	97,696	87,976

Net interest income	23	69,234	57,947	48,260

Fee and commission income	24	13,512	12,187	10,953
Fee and commission expense	24	2,088	2,217	1,427
Net income (expense) from derivative financial instruments	25	25,760	(35,672)	13,830
Net investment income	26	1,505	107	150
Other income	28	1,060	4,010	2,586

Income (expense) other than interest income		39,749	(21,584)	26,093

Total operating income *1		108,984	36,362	74,353

Impairment losses (reversals) on financial assets	27	(13,176)	(17,458)	9,300

Net operating income *2		122,160	53,821	65,052

Operating expenses	20, 29	9,985	14,717	15,483
Other expenses	28	419	778	1,165

Total operating expenses		10,404	15,496	16,648

Profits of equity method investments	12	13,405	3,565	11,780

Net profit		125,161	41,890	60,184

*1	Aggregate of “Net interest income” and “Income (expense) other than interest income”
*2	“Total operating income” less “Impairment losses (reversals) on financial assets”

See Notes to the Financial Statements.

Statement of Comprehensive Income

For the years ended March 31, 2015, 2014, and 2013

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Net profit	125,161	41,890	60,184

Other comprehensive income
Items that will not be reclassified subsequently to profit or loss:
Remeasurement of defined benefit plans
Remeasurement arising during the year	(642)	942	(919)

Total of items that will not be reclassified subsequently to profit or loss	(642)	942	(919)

Items that may be reclassified subsequently to profit or loss:
Available-for-sale financial assets
Net gains arising during the year	815	2,528	2,679
Reclassification adjustments	(793)	37	101
Deferred gains (losses) on hedges
Reclassification adjustments	(3,992)	(4,339)	(4,641)
Exchange differences on translation of foreign operations
Net gains arising during the year	14,829	7,715	10,174

Total of items that may be reclassified subsequently to profit or loss	10,859	5,941	8,313

Other comprehensive income	10,217	6,884	7,393

Total comprehensive income	135,378	48,775	67,578

See Notes to the Financial Statements.

2

Statement of Changes in Equity

For the years ended March 31, 2015, 2014, and 2013

		(Millions of yen)
		Attributable to equity holders of Japan Bank for International Cooperation
				Other reserves
	Notes	Capital stock	Retained earnings	Available- for-sale financial assets	Deferred gains (losses) on hedges	Remeasurement of defined benefit plans	Exchange differences on translation of foreign operations	Total	Total equity

April 1, 2012		1,291,000	836,128	(31)	25,646	—	(2,673)	22,940	2,150,068

Net profit		—	60,184	—	—	—	—	—	60,184
Other comprehensive income		—	—	2,781	(4,641)	(919)	10,174	7,393	7,393

Total comprehensive income		—	60,184	2,781	(4,641)	(919)	10,174	7,393	67,578

Issuance of new shares	21	69,000	—	—	—	—	—	—	69,000
Payment to national treasury	22	—	(209)	—	—	—	—	—	(209)
Reclassification from other reserves to retained earnings	21	—	(919)	—	—	919	—	919	—

March 31, 2013		1,360,000	895,183	2,749	21,004	—	7,500	31,254	2,286,437

Net profit		—	41,890	—	—	—	—	—	41,890
Other comprehensive income		—	—	2,566	(4,339)	942	7,715	6,884	6,884

Total comprehensive income		—	41,890	2,566	(4,339)	942	7,715	6,884	48,775
Issuance of new shares	21	—	—	—	—	—	—	—	—
Payment to national treasury	22	—	(31,685)	—	—	—	—	—	(31,685)
Reclassification from other reserves to retained earnings	21	—	942	—	—	(942)	—	(942)	—

March 31, 2014		1,360,000	906,331	5,315	16,664	—	15,216	37,195	2,303,527

Net profit		—	125,161	—	—	—	—	—	125,161
Other comprehensive income		—	—	22	(3,992)	(642)	14,829	10,217	10,217

Total comprehensive income		—	125,161	22	(3,992)	(642)	14,829	10,217	135,378

Issuance of new shares	21	31,000	—	—	—	—	—	—	31,000
Payment to national treasury	22	—	(45,683)	—	—	—	—	—	(45,683)
Reclassification from other reserves to retained earnings	21	—	(642)	—	—	642	—	642	—

March 31, 2015		1,391,000	985,166	5,338	12,671	—	30,045	48,055	2,424,222

See Notes to the Financial Statements.

3

Statement of Cash Flows

For the years ended March 31, 2015, 2014, and 2013

		(Millions of yen)
	Notes	March 31, 2015	March 31, 2014	March 31, 2013
Cash flows from operating activities
Net profit		125,161	41,890	60,184
Depreciation and amortization		1,356	1,245	1,018
Increase (decrease) in liability for retirement benefits		(7,342)	(2,530)	1,195
Profits of equity method investments		(13,405)	(3,565)	(11,780)
Net decrease (increase) in loans and other receivables		(1,783,913)	(2,109,085)	(2,424,568)
Net increase (decrease) in borrowings		1,017,608	1,173,109	1,975,925
Net decrease (increase) in deposits (excluding demand deposits)		230,543	165,071	(135,655)
Net decrease (increase) in receivables under resale agreements		202,733	82,169	317,822
Net change of derivative financial instrument assets and liabilities		584,362	462,382	641,009
Net increase (decrease) in financial guarantee contracts		12,807	(2,580)	3,059
Net increase (decrease) in bonds payable		324,609	475,899	(191,874)
Other		(353,332)	(115,217)	(241,057)

Net cash provided by (used in) operating activities		341,187	168,787	(4,719)

Cash flows from investing activities
Purchase of securities		(29,768)	(94,113)	(23,709)
Proceeds from sales or redemption of securities		2,372	3,019	225
Purchase of equity method investments		(1,158)	(10,188)	(11,515)
Proceeds from return of equity method investments		11,917	2,953	2,721
Other		(2,718)	(1,758)	(753)

Net cash used in investing activities		(19,356)	(100,086)	(33,030)

Cash flows from financing activities
Proceeds from issuance of new shares	21	31,000	—	69,000
Payment to national treasury	22	(45,683)	(31,685)	(26,524)
Other		(12)	(26)	(117)

Net cash (used in) provided by financing activities		(14,695)	(31,712)	42,358

Exchange difference on cash and cash equivalents		50,715	13,285	11,863

Net increase (decrease) in cash and cash equivalents		357,850	50,274	16,471

Cash and cash equivalents at the beginning of the year	8	213,845	163,571	147,099

Cash and cash equivalents at the end of the year	8	571,695	213,845	163,571

Net cash provided by (used in) operating activities includes the following:
Interest received		162,226	149,706	132,538
Interest paid		(116,172)	(112,765)	(120,524)

See Notes to Financial Statements.

4

Notes to Financial Statements

1. Corporate Information

On April 1, 2012, certain units, including the International Finance Units, split off from Japan Finance Corporation (“former JBIC”) and commenced business as Japan Bank for International Cooperation (“JBIC”), a policy-based financial institution, wholly owned by the Japanese government according to the Japan Bank for International Cooperation Act (2011 Act No. 39, or “JBIC Act”). JBIC is a joint-stock corporation incorporated and domiciled in Japan with its headquarters registered at 4-1, Ohtemachi 1-chome Chiyoda-ku, Tokyo 100-8144, Japan.

The financial statements for the year ended March 31, 2015, were authorized for issue by the board of directors on August 25, 2015.

The objective of JBIC is to contribute to the sound development of Japan and the international economy and society by conducting financial operations in the following four fields, while complementing the financial transactions of private sector financial institutions:

•	promoting the overseas development and securement of resources, which are important for Japan;

•	maintaining and improving the international competitiveness of Japanese industries;

•	promoting the overseas business for preserving the global environment, such as preventing global warming; and

•	preventing disruptions to international financial order or taking appropriate measures with respect to damage caused by such disruptions.

See Note 7 “Segment Information” for JBIC’s major operations.

2. Basis of Preparation

The financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

The financial statements for the year ended March 31, 2015, are the first financial statements which JBIC has prepared in accordance with IFRS. See Note 4 “First-time Adoption of IFRS” for an explanation of the transition to IFRS. For the financial reporting purpose, JBIC continues to file financial statements prepared in accordance with the accounting principles generally accepted in Japan (“Japanese GAAP”).

The financial statements have been prepared on a historical cost basis, except for certain financial instruments measured at fair value. The financial statements are presented in yen, the functional currency of JBIC. Unless otherwise stated, all amounts are rounded down and stated in millions of yen.

3. Significant Accounting Policies

A.	Basis of consolidation

(1)	Subsidiaries

A subsidiary is an entity (including a structured entity) controlled by JBIC. JBIC controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Currently exercisable potential voting rights are taken into account in considering whether JBIC has power over an entity. JBIC has no subsidiaries.

(2)	Associates and joint arrangements

An associate is an entity over which JBIC has significant influence in respect of managerial decisions related to the financial and operating policies of the entity but does not have control of the entity. Indications, such as ownership interest or participation in decision-making bodies, are considered in determining the existence of significant influence.

Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the activities that significantly affect the variable returns of the arrangement require the unanimous consent of the parties sharing control. The classification of a joint arrangement investment as a joint operation or a joint venture depends upon the rights and obligations of each investor to the arrangement. A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement.

JBIC does not have joint operation investments.

JBIC’s investments in associates and joint ventures are accounted for using the equity method. Under the equity method, the investments in the associates and joint ventures are carried at cost in the statement of financial position, and are adjusted for changes in JBIC’s share of the net assets of the investees since their respective acquisition dates.

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The income statement reflects JBIC’s share of the results of operations of the investees. Where there has been a change in the other comprehensive income of the associates and joint ventures, JBIC recognizes its share of the change in other comprehensive income. The profits of equity method investments are shown on the face of the income statement and represent the profits attributable to the investors of the associates and the joint ventures.

The financial statements of JBIC include investments in associates and joint ventures of which the reporting date is different from that of JBIC because it is impracticable to change the reporting date of those associates and joint ventures to coincide with that of JBIC in conjunction with other shareholders or for other reasons. The reporting date of associates and joint ventures included in JBIC’s financial statements is December 31, and therefore adjustments are made for the effects of significant transactions or events which occurred during the period between the reporting dates.

JBIC determines whether it is necessary to recognize impairment losses on its investment in associates and joint ventures. At each reporting date, JBIC determines whether there is objective evidence that its investments in associates and joint ventures are impaired. If there is such evidence, JBIC recognizes impairment losses for the differences between the recoverable amounts of investments in associates or joint ventures and their carrying values.

Upon loss of significant influence or joint control over the associates and the joint ventures, JBIC measures and recognizes any retained investments at their fair values. Any differences between the carrying amounts of its investments in associates or joint ventures upon the loss of significant influence or joint control, and total of the fair values of the retained investments and proceeds from disposal are recognized in profit or loss.

B.	Foreign currency translation

The financial statements of JBIC are presented in yen, which is the functional currency of JBIC.

Transactions in foreign currencies are initially recorded in the functional currency using the exchange rate at the transaction date.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Any gains or losses arising on the foreign currency translation are recognized in profit or loss.

Non-monetary items measured at historical cost in a foreign currency are translated using the exchange rate at the date of the initial transaction. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rate at the date when the fair value is determined, and any translation differences are recognized in other comprehensive income.

The assets and liabilities of foreign operations are translated into yen using the exchange rate at the reporting date. Income and expenses are translated into yen at the exchange rate (or the rate that approximates the exchange rate) at the transaction date. The exchange differences arising on translation are recognized in other comprehensive income.

C.	Financial assets

JBIC classifies its financial assets into the following four categories: financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, and available-for-sale financial assets. The classification of financial instruments at initial recognition depends on their purpose and characteristics.

JBIC recognizes a financial asset in its statement of financial position when, and only when, JBIC becomes party to the contractual provisions of the financial instrument. JBIC derecognizes a financial asset when contractual rights to cash flows from the financial asset expire, or it transfers substantially all the risks and rewards of ownership of the financial asset.

Regular way purchases or sales of financial assets at fair value through profit or loss, held-to-maturity investments, and available-for-sale financial assets are recognized and derecognized using trade date accounting. Trade date accounting refers to the recognition of an asset to be received and the liability to pay for it on the trade date, derecognition of an asset that is sold, and recognition of a receivable from the buyer for payment on the trade date.

(1)	Financial assets at fair value through profit or loss

Financial assets that JBIC has classified as held for trading or designated as at fair value through profit or loss are classified as financial assets at fair value through profit or loss.

(i)	Financial assets classified as held for trading

In JBIC, financial assets classified as held for trading are all derivatives and are included in “Derivative financial instrument assets” in the statement of financial position. JBIC does not apply hedge accounting under IFRS. All derivatives are carried as assets when their fair value is positive and as liabilities when their fair value is negative, and subsequently measured at fair value at each reporting date. Gains and losses arising from changes in the fair values of the derivatives are included in “Net income (expense) from derivative financial instruments” in the income statement. For hedges that qualify for hedge accounting under Japanese GAAP but that do not meet the conditions for hedge accounting under International Accounting Standard (“IAS”) 39 Financial Instruments: Recognition and Measurement, JBIC discontinued hedge accounting for the opening statement of financial position as of April 1, 2012, the date of transition to IFRS (See Note 4 “First-time Adoption of IFRS”).

The derivative component of a hybrid instrument containing both a derivative and non-derivative element (“host contract”) is defined as an embedded derivative. Under certain conditions, such as when the economic characteristics and risks are not closely related to those of the host contract and the hybrid instrument is not measured at fair value through profit or loss, the embedded derivative is separated from the host contract and accounted for as a derivative, and subsequently measured at fair value.

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(ii)	Financial assets designated as at fair value through profit or loss

Financial assets can be designated as financial assets at fair value through profit or loss upon initial recognition, if they meet either of the following criteria:

i.	a measurement or recognition inconsistency is eliminated or significantly reduced by the designation; or

ii.	a group of financial assets is managed and its performance is evaluated on a fair value basis, in accordance with a documented risk management or investment strategy.

When JBIC is required to separate an embedded derivative from its host contract, but is unable to measure the embedded derivative separately either at acquisition or at a subsequent reporting date, JBIC designates the entire hybrid contract as at fair value through profit or loss.

Financial assets designated as at fair value through profit or loss are initially and subsequently measured at fair value. Transaction costs are recognized in profit or loss.

As of March 31, 2015, 2014, and 2013, and April 1, 2012, there were no financial assets that have been designated as at fair value through profit or loss.

(2)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market other than:

i.	those that JBIC intends to sell immediately or in the near term and those that JBIC designates as at fair value through profit or loss at initial recognition;

ii.	those that JBIC designates as available-for-sale at initial recognition; or

iii.	those for which the holder may not recover substantially all of its initial investment, other than because of credit deterioration.

Upon initial recognition, loans and receivables are measured at fair value plus directly attributable transaction costs, and measured at amortized cost using the effective interest method less impairment losses, if any. Financial assets classified as loans and receivables are mainly included in “Loans and other receivables” in the statement of financial position.

(3)	Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity that JBIC has the positive intention and ability to hold to maturity other than:

i.	those that JBIC designates as at fair value through profit or loss at initial recognition;

ii.	those that JBIC designates as available-for-sale at initial recognition; and

iii.	those that meet the definition of loans and receivables.

Upon initial recognition, held-to-maturity investments are measured at fair value plus directly attributable transaction costs, and subsequently measured at amortized cost using the effective interest method less impairment losses, if any. As of March 31, 2015, 2014, and 2013, and April 1, 2012, there were no held-to-maturity investments.

(4)	Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale or not classified as any of the categories discussed above, and they include unlisted equity securities and unlisted debt securities. Upon initial recognition, available-for-sale financial assets are measured at fair value plus directly attributable transaction costs, and subsequently measured at fair value. Equity financial instruments that do not have a quoted market price in an active market and whose fair value cannot be reliably measured are subsequently measured at cost.

A gain or loss on an available-for-sale financial asset, except for interest calculated using the effective interest method, impairment losses, and foreign exchange gains and losses on monetary assets, is recognized in other comprehensive income until such a financial asset is derecognized. At that time, the cumulative gain or loss previously recognized in other comprehensive income will be reclassified from equity to profit or loss as a reclassification adjustment. Dividends on an available-for-sale equity instrument are recognized in profit or loss when a right to receive payment is established.

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D.	Financial liabilities

Financial liabilities are measured at fair value less directly attributable transaction costs at initial recognition and subsequently measured at amortized cost using the effective interest method, except for financial liabilities at fair value through profit or loss and financial guarantee contracts. Amortization using the effective interest method and any gains or losses arising from the derecognition of a financial liability are recognized in profit or loss.

(1)	Financial liabilities at fair value through profit or loss

Financial liabilities that JBIC has classified as held for trading or designated as at fair value through profit or loss are classified as financial liabilities at fair value through profit or loss.

(i)	Financial liabilities classified as held for trading

In JBIC, financial liabilities classified as held for trading are all derivatives and are included in “Derivative financial instrument liabilities” in the statement of financial position. The hedge accounting and accounting treatment for derivatives are disclosed in more details in “C. Financial assets” and “G. Hedge accounting.”

(ii)	Financial liabilities designated as at fair value through profit or loss

Financial liabilities can be designated as financial liabilities at fair value through profit or loss upon initial recognition, if they meet either of the following criteria:

i.	a measurement or recognition inconsistency is eliminated or significantly reduced by the designation; or

ii.	a group of financial liabilities is managed and its performance is evaluated on a fair value basis, in accordance with a documented risk management or investment strategy.

When JBIC is required to separate an embedded derivative from its host contract, but is unable to measure the embedded derivative separately either at acquisition or at a subsequent reporting date, JBIC designates the entire hybrid contract as at fair value through profit or loss.

Financial liabilities designated as at fair value through profit or loss are initially and subsequently measured at fair value. Transaction costs are recognized in profit or loss.

As of March 31, 2015, 2014, and 2013, and April 1, 2012, there were no financial liabilities that have been designated as at fair value through profit or loss.

(2)	Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payment when due in accordance with the original or modified terms of a debt instrument. Upon initial recognition, financial liabilities associated with financial guarantee contracts are measured at fair value. They are subsequently measured at the higher of (a) the amount initially recognized less cumulative amortization recognized in accordance with IAS 18 Revenue and (b) the amount determined in accordance with IAS 37 Provisions Contingent Liabilities and Contingent Assets.

E.	Offsetting financial instruments

Financial assets and financial liabilities are offset and the net amount is presented in the statement of financial position when, and only when, there is a currently enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

F.	Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair values of financial instruments traded in active markets are based on their quoted market prices. A financial instrument is regarded as quoted in an active market if transactions take place with sufficient frequency and volume to provide pricing information on an ongoing basis, for example, quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, or pricing service. If an active market for a financial instrument is not available, JBIC determines the fair value using valuation techniques, such as using recent arm’s-length market transactions between independent parties, discounted cash flow analyses, and other valuation techniques commonly used by market participants.

See a detailed discussion at Note 33 “Fair Value of Financial Assets and Financial Liabilities” and Note 34 “Fair Value Hierarchy.”

G.	Hedge accounting

JBIC does not apply hedge accounting under IAS 39.

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H.	Impairment of financial assets

(1)	Loans and receivables

JBIC assesses, at each reporting date, whether there is any objective evidence that a financial asset or group of financial assets classified as loans and receivables is impaired. Impairment losses are incurred if, and only if, there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a “loss event”) and that loss event (or events) has an impact on the estimated cash flows of the financial asset or a group of financial assets that can be reliably estimated.

Objective evidence that a financial asset or group of assets is impaired includes the following events:

i.	significant financial difficulty of the issuer or obligor;

ii.	a breach of contract, such as a default or delinquency in interest or principal payments;

iii.	the lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

iv.	it becoming probable that the borrower will enter into bankruptcy or other financial reorganization; or

v.	observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group.

JBIC first assesses whether objective evidence of impairment exists individually for financial assets.

If JBIC determines that no objective evidence of impairment exists for an individually assessed financial asset JBIC includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment.

An impairment loss in respect of a financial asset is determined using the discounted cash flow method (“DCF method”) based on an individual assessment of impairment for the asset. Under the DCF method, the impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial instrument’s original effective interest rate. For variable interest rate assets, the discount rate used for measuring any impairment loss is the reasonably estimated current effective interest rate(s) at the reporting date determined in accordance with the contract. Future cash flows are separately estimated on the basis of historical loss experience for assets, the reasonableness and the execution status of the borrower’s business plan, the level of funds acquired from financial institutions, and the net realizable value of collateral.

A collective assessment of impairment for financial assets is categorized into one of the following two types:

i.	impairment loss to be recognized for the incurred but not reported losses in the period between the time the loss is incurred and the time it is recognized; and

ii.	impairment loss for individual financial assets that have not been identified as impaired, when economic conditions or other circumstances of an entity’s country of residence indicate objective evidence that the asset is impaired subsequent to the initial recognition.

Impairment losses in respect of a group of financial assets that are collectively evaluated for impairment are estimated on the basis of historical loss experience for assets with credit risk characteristics similar to those in the group. Historical loss experience data includes bankruptcy trends and the collateral coverage ratio over a specific period of time in the past.

The carrying amount of the asset is reduced by the impairment loss through an allowance for loan losses account and the loss is recognized in profit or loss. Changes in the impairment loss are recognized in profit or loss. If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be objectively attributed to an event occurring after the impairment loss was recognized, the previously recognized impairment loss is reversed through profit or loss. If a financial asset is determined to be uncollectible, it is written off against the related allowance account.

(2)	Available-for-sale financial assets

JBIC assesses at each reporting date whether there is any objective evidence that financial assets classified as available-for-sale financial assets are impaired. For equity financial instruments, a significant or prolonged decline in the fair value of an asset below its cost is also considered in determining whether the asset is impaired or not. In the case of debt instruments, in principle, impairment is assessed in the same manner as for loans and receivables. If any objective evidence of impairment exists, the cumulative loss on equity financial instruments previously recognized in other comprehensive income is reclassified from equity to profit or loss as a reclassification adjustment. Impairment losses on equity financial instruments recognized in profit or loss are not reversed through profit or loss.

For debt instruments, if, in a subsequent period, the fair value increases and it can be objectively attributed to an event occurring after the impairment loss was recognized, the previously recognized impairment loss is reversed through profit or loss.

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I.	Property and equipment

Property and equipment is stated at cost, net of accumulated depreciation and accumulated impairment losses. The cost of an item of property and equipment includes costs directly attributable to the acquisition of the item.

Depreciation is generally calculated on a straight-line basis, over the estimated useful lives of the assets as follows:

Buildings (including leasehold improvements): 3 to 50 years

Other: 2 to 35 years

An item of property and equipment and any significant part thereof initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset, which is calculated as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in profit or loss when the asset is derecognized.

The residual values, useful lives, and methods of depreciation of property and equipment are reviewed at each reporting date and adjusted prospectively, if appropriate.

J.	Impairment of non-financial assets

JBIC assesses, at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, impairment testing is performed. When the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset is written down to its recoverable amount and an impairment loss is recognized.

K.	Post-employment benefits

JBIC has defined benefit plans and defined contribution plans to secure funds to pay employees’ retirement benefits.

(1)	Defined benefit plans

JBIC determines the present value of its defined benefit obligations and the related current and past service costs for each plan using the projected unit credit method. Remeasurements of defined benefit plans are recognized in full in other comprehensive income in the year incurred, and immediately transferred to retained earnings. Past service costs are recognized in full in the year incurred.

The liability for retirement benefits is the present value of the defined benefit obligation less the fair value of the plan assets (the present value is determined using a discount rate based on market yields on high-quality corporate bonds. See the detailed discussion in Note 20 “Employee Benefits”). The plan assets comprise assets held by a long-term employee benefit fund and qualifying insurance policies. The plan assets are not used to repay JBIC’s creditors and are not returned to JBIC, except under certain circumstances. The fair value of the plan assets is based on market price information. The recognition of the net defined benefit asset is limited to the total amount of the present value of any economic benefits available in the form of refunds from the plan or reductions in the future contributions to the plan.

(2)	Defined contribution plans

JBIC recognizes contributions to the defined contribution plans as expenses in the periods in which employees render the related services.

L.	Taxes

JBIC is a nontaxable entity according to Paragraph 2, Item 5 of the Corporate Tax Law of Japan (Act No. 34, 1965) and has no obligation to pay corporate taxes.

M.	Interest income and interest expense

Interest income and expense for all financial instruments, except for financial assets and financial liabilities at fair value through profit or loss, is recognized in “Interest income” and “Interest expense” using the effective interest rate method.

The effective interest rate method is a method of calculating the amortized cost of a financial asset or a financial liability (or a group of financial assets or financial liabilities) and allocating the interest income or interest expense over the relevant period.

N.	Fee and commission income

Fee and commission income includes guarantee income arising from financial guarantee contracts. Guarantee income is recognized when the time period stipulated in the relevant contract has elapsed.

O.	Fee and commission expense

Fee and commission expense includes outsourcing expenses. Outsourcing expenses are usually recognized as the services are rendered on an accrual basis in accordance with the terms of the relevant agreement.

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P.	Net income (expense) from derivative financial instruments

Net income (expense) from derivative financial instruments includes all gains and losses arising from changes in the fair value of these financial assets and financial liabilities at fair value through profit or loss, and interest on these financial assets and liabilities.

Q.	Net investment income

Net investment income includes gains or losses on the sale or redemption of available-for-sale financial assets, and dividends from equity instruments classified as available-for-sale financial assets.

R.	Cash and cash equivalents

Cash and cash equivalents as stated in the statement of cash flows consists of cash on hand and demand deposits included in “Cash and due from banks” in the statement of financial position.

4. First-time Adoption of IFRS

As discussed at Note 2 “Basis of Preparation,” JBIC has prepared its financial statements in accordance with IFRS from the year ended March 31, 2015. In preparing the financial statements, the opening statement of financial position was prepared as of April 1, 2012, the date of transition to IFRS. The financial statements of former JBIC (i.e., those prepared prior to the establishment of JBIC) and those of JBIC as of April 1, 2012, were prepared in accordance with Japanese GAAP. For the financial reporting purpose, JBIC continues to file financial statements prepared in accordance with Japanese GAAP.

This note explains the principal adjustments made by JBIC in restating its statement of financial position as of April 1, 2012, and the financial statements for the year ended March 31, 2015, in accordance with Japanese GAAP.

Exemptions applied

IFRS 1 First-time Adoption of International Financial Reporting Standards allows first-time adopters certain exemptions from the retrospective application of certain IFRS.

JBIC has applied the following exemptions:

On April 1, 2012, the date of transition to IFRS, JBIC split off from Japan Finance Corporation and commenced its operations. JBIC measured its land and buildings at fair value in the statement of financial position as of April 1, 2012, prepared in accordance with Japanese GAAP as stipulated in Paragraph 1 and Paragraph 2 of Article 13 of the Supplementary Provisions of the JBIC Act. Fair value is considered to be the deemed cost at the date of transition, and therefore there are no adjustments to the carrying amounts. The fair value of land and buildings at the date of transition was ¥27,868 million.

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Reconciliation of assets, liabilities, and equity as of April 1, 2012 (the date of transition to IFRS)

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	685,859	—	—	685,859		Cash and due from banks
Receivables under resale agreements	602,725	—	—	602,725		Receivables under resale agreements
	—	949,548	(21,306)	928,241	A	Derivative financial instrument assets
Securities	74,108	(50,248)	583	24,443	B, F	Securities
Loans	8,110,356	(92,728)	21,991	8,039,619	C, E	Loans and other receivables
	—	50,248	(2,673)	47,574	F	Equity method investments
Property and equipment	28,145	—	—	28,145		Property and equipment
Intangible assets	1,629	(1,629)	—	—
Other assets	929,016	(926,524)	68	2,559	A, C, H	Other assets
Customers’ liabilities for acceptances and guarantees	2,378,325	—	(2,378,325)	—	E
Allowance for loan losses	(124,271)	124,271	—	—	C

Total assets	12,685,895	52,936	(2,379,663)	10,359,168		Total assets

Liabilities						Liabilities
	—	56,656	46	56,702	A	Derivative financial instrument liabilities
Borrowed money	5,255,489	—	3,184	5,258,673	D	Borrowings
Bonds payable	2,378,637	—	71,227	2,449,864	D	Bonds payable
	—	—	71,421	71,421	E	Financial guarantee contracts
Provision for retirement benefits	13,263	(13,263)	—	—	G
Provision for directors’ retirement benefits	17	(17)	—	—	G
Other liabilities	580,351	(169,200)	(38,712)	372,438	A, G, H	Other liabilities
Provision for bonuses	501	(501)	—	—
Provision for directors’ bonuses	0	(0)	—	—
Acceptances and guarantees	2,378,325	—	(2,378,325)	—	E

Total liabilities	10,606,586	(126,327)	(2,271,159)	8,209,100		Total liabilities

Equity						Equity
Capital stock	1,291,000	—	—	1,291,000		Capital stock
Retained earnings	788,309	—	47,818	836,128		Retained earnings
	—	179,263	(156,323)	22,940	A, H	Other reserves

Total equity	2,079,309	179,263	(108,504)	2,150,068		Total equity

Total liabilities and equity	12,685,895	52,936	(2,379,663)	10,359,168		Total liabilities and equity

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Reconciliation of assets, liabilities, and equity as of March 31, 2015

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	850,496	—	—	850,496		Cash and due from banks
Receivables under resale agreements	—	—	—	—		Receivables under resale agreements
	—	174,967	(20)	174,946	A	Derivative financial instrument assets
Securities	261,786	(85,313)	(2,715)	173,758	B, F	Securities
Loans	14,432,949	(71,027)	(4,735)	14,357,186	C, E	Loans and other receivables
	—	85,313	30,045	115,358	F	Equity method investments
Property and equipment	28,295	—	—	28,295		Property and equipment
Intangible assets	3,154	(3,154)	—	—
Other assets	430,297	(60,223)	—	370,073	A, C	Other assets
Customers’ liabilities for acceptances and guarantees	2,572,328	—	(2,572,328)	—	E
Allowance for loan losses	(115,492)	115,492	—	—	C

Total assets	18,463,816	156,053	(2,549,754)	16,070,115		Total assets

Liabilities						Liabilities
	—	989,798	1,363	991,161	A	Derivative financial instrument liabilities
Borrowed money	9,425,316	—	—	9,425,316		Borrowings
Bonds payable	3,049,490	—	9,009	3,058,499	D	Bonds payable
	—	—	84,708	84,708	E	Financial guarantee contracts
Provision for retirement benefits	6,395	(6,395)	—	—	G
Provision for directors’ retirement benefits	30	(30)	—	—	G
Other liabilities	949,227	(826,810)	(36,208)	86,208	A, G	Other liabilities
Provision for bonuses	500	(500)	—	—
Provision for directors’ bonuses	6	(6)	—	—
Acceptances and guarantees	2,572,328	—	(2,572,328)	—	E

Total liabilities	16,003,296	156,053	(2,513,456)	13,645,893		Total liabilities

Equity						Equity
Capital stock	1,391,000	—	—	1,391,000		Capital stock
Retained earnings	993,053	—	(7,886)	985,166		Retained earnings
	—	76,467	(28,412)	48,055	A	Other reserves
Valuation difference on available-for-sale securities	12,786	(12,786)	—	—
Deferred gains or losses on hedges	63,681	(63,681)	—	—

Total equity	2,460,520	—	(36,298)	2,424,222		Total equity

Total liabilities and equity	18,463,816	156,053	(2,549,754)	16,070,115		Total liabilities and equity

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Reconciliation of total comprehensive income for the year ended March 31, 2015

	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Income statement

Interest income	192,973	(24,581)	4,718	173,110	C	Interest income
Interest expenses	116,076	—	(12,200)	103,876	D	Interest expense

				69,234		Net interest income

Fees and commissions	35,901	—	(22,389)	13,512	C	Fee and commission income
Fees and commissions payments	2,088	—	—	2,088		Fee and commission expense
	—	22,596	3,164	25,760	A	Net income (expense) from derivative financial instruments
	—	1,465	39	1,505		Net investment income
Gains on sales of stocks and other securities *	0	(0)	—	—
	—	7,286	(6,225)	1,060		Other income
Other ordinary income	4,100	(4,100)	—	—
Other (income) *	148	(148)	—	—
Extraordinary income	5,707	(5,707)	—	—

				39,749		Income (expense) other than interest income

				108,984		Total operating income

	—	(13,392)	216	(13,176)	B, C	Impairment losses (reversals) on financial assets
Recoveries of written-off claims *	101	(101)	—	—	C
Reversal of allowance for loan losses *	13,392	(13,392)	—	—	C

				122,160		Net operating income

General and administrative expenses	17,004	—	(7,019)	9,985	G	Operating expenses
	—	1,081	(662)	419	D	Other expenses
Other ordinary expenses	1,585	(1,585)	—	—
Extraordinary loss	16	(16)	—	—

				10,404		Total operating expenses

	—	13,405	—	13,405	F	Profits of equity method investments
Gain on investments in partnerships *	10,633	(10,633)	—	—

Net income	126,187	—	(1,026)	125,161		Net profit

*	The sum of these amounts is included in “Other income” in the income statement prepared under Japanese GAAP.

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	(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Statement of comprehensive income

Other comprehensive income						Other comprehensive income
						Items that will not be reclassified subsequently to profit or loss:
						Remeasurement of defined benefit plans
	—	—	(642)	(642)	G	Remeasurement arising during the year

				(642)		Total of items that will not be reclassified subsequently to profit or loss
						Items that may be reclassified subsequently to profit or loss:
						Available-for-sale financial assets
	—	—	815	815	B	Gains arising during the year
	—	—	(793)	(793)	B	Reclassification adjustments
						Deferred gains (losses) on hedges
	—	—	(3,992)	(3,992)	A	Reclassification adjustments
						Exchange differences on translation of foreign operations
	—	—	14,829	14,829	F	Gains arising during the year

				10,859		Total of items that may be reclassified subsequently to profit or loss

				10,217		Other comprehensive income

				135,378		Total comprehensive income

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Notes to the reconciliation of assets, liabilities, and equity as of April 1, 2012, and March 31, 2015, and the reconciliation of total comprehensive income for the year ended March 31, 2015

A.	Derivative financial instrument assets and liabilities

Under Japanese GAAP, derivative financial instrument assets are included in “Other assets” and derivative financial instrument liabilities are included in “Other liabilities.” Under IFRS, they are presented in a separate line item. In addition, derivative financial instrument assets and liabilities offset under Japanese GAAP do not meet the offsetting criteria under IFRS; accordingly, they are presented on a gross basis in the statement of financial position.

Under IFRS, the fair value of derivative financial instrument assets and liabilities is determined using observable market data considering the counterparty’s and JBIC’s credit risk.

JBIC applies hedge accounting under Japanese GAAP but it is not applied under IFRS.

For hedges in hedging relationships of types that qualify for hedge accounting under Japanese GAAP but that do not qualify under IAS 39, deferred gains or losses on hedges under Japanese GAAP have been transferred to retained earnings at the date of transition. Further, in respect of hedges that qualify for hedge accounting under Japanese GAAP but that do not meet the conditions for hedge accounting under IAS 39, JBIC discontinued hedge accounting in accordance with the following method for each hedge category:

(1)	Cash flow hedges

Deferred gains or losses on hedges are recognized in profit or loss based on cash flows arising from the hedged transactions.

(2)	Fair value hedges

Deferred gains or losses on hedges under Japanese GAAP are transferred to retained earnings at the transaction date, and the carrying amount of the hedged item is adjusted to the lower of the following. Such adjustments are recorded in retained earnings and then amortized using the effective interest method and recognized in profit or loss.

i.	the portion of the cumulative change in the fair value of the hedged item that reflects the designated hedged risk and was not recognized under Japanese GAAP; or

ii.	the portion of the cumulative change in the fair value of the hedging instrument that reflects the designated risk and was either not recognized or deferred in the statement of financial position as an asset or a liability under Japanese GAAP.

B.	Securities

Under Japanese GAAP, equity securities of investments in affiliates are included in “Securities” but they are presented separately as “Equity method investments” under IFRS. See “F. Equity method investments” for differences in measurement methods.

Unlisted stocks included in securities are carried at cost under Japanese GAAP, but under IFRS, they are categorized as available-for-sale financial assets and measured, in principle, at fair value and the changes in fair value are recognized in other comprehensive income. Impairment losses are also recognized, as necessary.

For investments in partnerships included in securities, such investments are recognized at an amount equivalent to JBIC’s share of the net assets of the partnership, which is determined based on the most recent financial statements of the partnership available as of the reporting date as defined in the partnership agreement under Japanese GAAP. Under IFRS, the investments in partnerships are measured, in principle, at fair value and the changes in fair value are recognized in other comprehensive income. Impairment losses are also recognized, as necessary.

C.	Loans and other receivables

Under Japanese GAAP, accrued interest income on loans is included in “Other assets,” but under IFRS, it is presented in a separate line item under “Loans and other receivables.”

Under IFRS, loans and other receivables are measured at fair value plus directly attributable transaction costs at initial recognition and subsequently measured at amortized cost using the effective interest method.

Under Japanese GAAP, a general allowance for loan losses is recorded, in addition to a specific allowance for loan losses.

On the other hand, IFRS uses an incurred loss model and an impairment loss is recognized if, and only if, JBIC assesses at the reporting date that there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a loss event), and that loss event (or events) has an impact on the estimated cash flows of the financial asset or a group of financial assets that can be reliably estimated. Impairment losses in respect of a group of loans and other receivables that are collectively evaluated for impairment, such as impairment losses for incurred but not reported losses, are recognized on the basis of historical loss experience for assets with credit risk characteristics similar to those in the group. The carrying amount of loans and other receivables is reduced by the impairment loss through an allowance for loan losses account.

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For loans in hedging relationships designated as fair value hedges under Japanese GAAP but which no longer meet the conditions for hedge accounting under IAS 39, the carrying amounts are adjusted in accordance with IFRS 1 in light of the discontinuance of hedge accounting.

“Loans and other receivables” include financial assets associated with financial guarantee contracts as described in “E. Financial guarantee contracts.”

D.	Borrowings and Bonds payable

For bonds payable, all bond issuance costs are expensed as incurred under Japanese GAAP. Under IFRS, bonds payable are initially measured at fair value less the transaction costs that are directly attributable to bond issuance, such as bond issuance costs and discounts at issuance, and subsequently measured at amortized cost using the effective interest method. In addition, borrowings and bonds payable are amortized, after considering adjustments to their carrying amounts related to discontinuing associated fair value hedges.

E.	Financial guarantee contracts

For financial guarantee contracts, under Japanese GAAP, the balance of the guarantee obligations are recorded in “Customers’ liabilities for acceptances and guarantees” in assets, and “Acceptances and guarantees” in liabilities on the statement of financial position. The same amounts are recorded in assets and liabilities.

Under IFRS, both financial assets and financial liabilities associated with financial guarantee contracts are initially measured at fair value and are subsequently measured at the higher of (a) the amount initially recognized less cumulative amortization recognized and (b) the amount of estimated expenditure required to settle the guarantee obligation at the reporting date.

F.	Equity method investments

Investments in associates and joint ventures are mainly investments in partnerships. Under Japanese GAAP, JBIC does not use the equity method in its separate financial statements as it does not prepare any consolidated financial statements, and therefore such investments are recognized at an amount equivalent to JBIC’s share of the net assets of the partnership, which is determined based on the most recent financial statements of the partnership available as of the reporting date as defined in the partnership agreement.

Certain of JBIC’s share of the “Gain on investments in partnerships” under Japanese GAAP are accounted for using the equity method under IFRS. Such gains or losses are presented as “Profits of equity method investments.” Exchange differences on translation of foreign operations resulting from the application of the equity method are recognized in other comprehensive income.

G.	Liability for retirement benefits

Under Japanese GAAP, actuarial gains and losses in respect of defined benefit plans are expensed and included in profit or loss in the period in which they arise. However, under IFRS, remeasurement of defined benefit plans is recognized immediately in other comprehensive income as incurred and immediately transferred to retained earnings. Retirement benefit obligations are remeasured in accordance with applicable IFRS, and gains and losses arising from the application of the period allocation method are recognized as adjustments to retained earnings. Liabilities for retirement benefits are included under “Other liabilities” in the statement of financial position.

H.	Valuation difference on available-for-sale securities and deferred gains or losses on hedges

As part of the accounting treatment associated with the split from Japan Finance Corporation, “Valuation difference on available-for-sale securities” and “Deferred gains or losses on hedges” are presented under “Assets” and “Liabilities,” respectively, in the statement of financial position as of April 1, 2012, prepared under Japanese GAAP. They are reclassified into “Other reserves” under IFRS.

Explanation of principal adjustments to the statement of cash flows for the year ended March 31, 2015

Cash on hand and amounts due from the Bank of Japan are included in “Cash and cash equivalents,” and other due from banks is classified as cash flows from operating activities under Japanese GAAP. Under IFRS, cash on hand and all demand deposits are included in “Cash and cash equivalents.” There are no other material differences between the statement of cash flows prepared under Japanese GAAP and that prepared under IFRS.

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5. Significant Accounting Judgments, Estimates, and Assumptions

The preparation of the financial statements requires JBIC to make judgments, estimates, and assumptions that affect the reported amounts of revenues, expenses, assets, and liabilities, and the disclosure of contingent liabilities, at the reporting date.

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. JBIC based its key assumptions and estimates on parameters available when the financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of JBIC. Such changes are reflected in the assumptions when they occur.

Fair value of financial instruments

Where the fair value of financial assets and financial liabilities cannot be measured based on quoted prices in active markets, their fair value is determined using valuation techniques including discounted cash flow models. JBIC uses its judgment in selecting valuation techniques and the inputs to these models are derived from observable markets, where possible. However, inputs that are not derived from observable markets are used for the estimation of the fair value for some financial instruments based on JBIC’s estimates and judgments.

JBIC’s estimates and judgments are continually evaluated and updated in line with market conditions, and these changes could directly affect the fair values of these financial instruments.

See a detailed discussion in Note 33 “Fair Value of Financial Assets and Financial Liabilities” and Note 34 “Fair Value Hierarchy.”

Impairment of loans and other receivables

Impairment of loans and other receivables represents JBIC’s estimates of incurred losses on loans and other receivables at the reporting date. JBIC is required to exercise judgment in making assumptions and estimates when individually or collectively assessing loans and other receivables.

For individual financial assets exhibiting objective evidence of impairment, an impairment loss is estimated, taking into account historical loss experience for assets, the borrower’s business plan, the level of funds acquired from financial institutions, and the net realizable value of collateral, and are based on estimated future cash flows. Impairment losses of a group of loans and other receivables that are collectively evaluated for impairment are estimated on the basis of historical loss experience for assets with credit risk characteristics similar to those in the group.

JBIC’s estimates and judgments are continually evaluated and updated in response to changes in the economic environment and in the light of new information. These changes could lead to a revision of the amount of impairment losses on loans and other receivables, and could directly affect the amount of impairment losses.

The impairment of loans and other receivables is disclosed in more detail in Note 11 “Loans and other receivables” and Note 27 “Impairment Losses on Financial Assets (Reversal of Impairment Losses).” The credit risk is described in more detail in Note 36 “Maximum Exposure to Credit Risk” and the subsequent notes.

Impairment of available-for-sale financial assets

In respect of available-for-sale financial assets, if a loss event (or events) has occurred, JBIC determines whether there is any objective evidence of impairment based on its estimates and judgments. In addition, for equity financial instruments classified as available-for-sale financial assets, a significant or prolonged decline in fair value is considered to be objective evidence in assessing impairment.

JBIC’s estimates and judgments are continually evaluated and updated when future events occur or fail to occur, and such revisions could directly affect the amount of impairment losses of the financial assets.

The impairment of available-for-sale financial assets is disclosed in more detail in Note 27 “Impairment Losses on Financial Assets (Reversal of Impairment Losses).”

Post-employment benefits

The present value of defined benefit obligations and related costs are determined using actuarial valuations. An actuarial valuation involves making various assumptions, which may differ from actual developments in the future. These include the determination of the discount rate, future salary increases, mortality rates, and future pension increases. Due to the complexity of the valuation, the underlying assumptions, and its long-term nature, a defined benefit obligation is highly sensitive to changes in these assumptions. All assumptions are reviewed at each reporting date.

In determining the appropriate discount rate, JBIC considers the market yield of high-quality corporate bonds in the respective currency, with extrapolated maturities corresponding to the expected duration of the defined benefit obligation.

See Note 20 “Employee Benefits” for further details about the assumptions used.

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6. Standards Issued but Not Yet Effective

Early application of standards and interpretations

JBIC has not opted for early application of standards.

Standards and interpretations issued but not yet applied

The following is a listing of standards and interpretations issued but not yet applied by JBIC as of the date of the issuance of the financial statements. JBIC intends to apply the standards and interpretations from the date they become effective.

IFRS 9 Financial Instruments (Issued in July 2014)

IFRS 9 Financial Instruments supersedes IAS 39 Financial Instruments: Recognition and Measurement.

Financial assets are classified into the following three major categories on the basis of an entity’s business model and the contractual cash flow characteristics of the financial asset: financial assets measured at amortized cost, at fair value through profit or loss, and at fair value through other comprehensive income.

In addition, if financial instruments classified as financial assets measured at amortized cost and at fair value through other comprehensive income satisfy certain conditions, such financial assets may be measured at fair value through profit or loss. With respect to equity instruments, there is an option to recognize changes in fair value and any gains or losses on disposal in other comprehensive income instead of in profit or loss.

The standard on impairment is applied to financial instruments as follows: at initial recognition, the 12-month expected credit losses are recognized; and full lifetime expected credit losses are recognized if the credit risk of that financial instrument has increased significantly since the initial recognition. Further, when the asset subsequently becomes credit-impaired, interest revenue is calculated by applying the effective interest rate to the amortized cost. When determining whether the credit risk of financial instruments has increased significantly since the initial recognition, if the credit risk is found to be low, financial instruments may be accounted for by assuming that the credit risk of those financial instruments has not increased significantly since the initial recognition.

With the objective to better represent the effect of an entity’s risk management activities in the financial statements, general hedge accounting requires an entity to expand the range of hedging instruments and hedged items, to eliminate the hedge effectiveness range of 80-125% determined in IAS 39, and to focus more on the economic relationship between the hedging instrument and hedged item.

Further, financial instruments disclosures have been improved.

As of the date of the issuance of the financial statements, JBIC is in the process of evaluating the effect of applying the amendments.

IFRS 9 is effective for fiscal years beginning on or after January 1, 2018.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 Revenue from Contracts with Customers supersedes IAS 18 Revenue, IAS 11 Construction Contracts, and related interpretations.

The new revenue recognition model consisting of the following five steps requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

•	Identify the contract with a customer

•	Identify separate performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when (or as) the entity satisfies a performance obligation

Moreover, IFRS 15 requires an entity to provide more useful and relevant disclosure information to the users of financial statements, including information on the following: disaggregation of revenue, details of performance obligations, changes in contract assets and liabilities during the period, and a description of significant judgments and estimates.

As of the date of the issuance of the financial statements, JBIC is in the process of evaluating the effect of applying the amendments.

Since the International Accounting Standards Board has decided a one-year deferral of the effective date, IFRS 15 is effective for fiscal years beginning on or after January 1, 2018.

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7. Segment Information

JBIC’s operations are limited to loans, guarantees, and equity participations as defined by the JBIC Act and other relevant acts, and therefore JBIC has a single reportable segment. These operations consist of providing export loans, import loans, investment financing, financing for business development (including guarantees), and capital investment.

A.	Information about geographical areas

(1)	Interest income

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Japan	34,458	32,892	30,757
Australia	23,063	12,310	3,455
Asia and Oceania (excluding Australia)	42,341	40,177	39,797
Europe, the Middle East, and Africa	42,179	39,165	36,456
North America and Latin America	30,925	30,946	25,369
Other*	142	150	400

Total interest income in the income statement	173,110	155,643	136,236

The above information is based on the locations of customers.

*	Includes interest income from international organizations.

(2)	Noncurrent assets

Information about noncurrent assets* is omitted since the majority of the noncurrent assets on the statement of financial position are located in Japan.

*	Noncurrent assets mainly consist of property and equipment.

B.	Information about major customers

There are no transactions with a single external customer resulting in more than 10% of ordinary income.

8. Cash and Due from Banks

Cash and due from banks as of March 31, 2015, 2014, and 2013, and April 1, 2012, are as follows:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Cash and due from banks
Cash on hand	0	0	0	0
Due from banks	850,496	723,189	837,986	685,859

Total cash and due from banks	850,496	723,189	837,986	685,859

Cash and cash equivalents in the statement of cash flows reconcile to cash and due from banks in the statement of financial position as of March 31, 2015, 2014, and 2013, and April 1, 2012, respectively, as follows:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Cash and due from banks	850,496	723,189	837,986	685,859
Due from banks (excluding demand deposits )	(278,801)	(509,344)	(674,415)	(538,760)

Cash and cash equivalents	571,695	213,845	163,571	147,099

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9. Derivative Financial Instrument Assets and Liabilities

Derivative financial instrument assets and derivative financial instrument liabilities as of March 31, 2015, 2014, and 2013, and April 1, 2012, are as follows:

	(Millions of yen)
	As of March 31, 2015
	Notional amounts	Derivative financial instrument assets	Derivative financial instrument liabilities
Interest rate-related transactions
Interest rate swaps	3,385,054	61,154	53,335
Currency-related transactions
Currency swaps	5,122,066	113,789	937,825
Forward foreign exchange contracts	179	1	0

Total	—	174,946	991,161

	(Millions of yen)
	As of March 31, 2014
	Notional amounts	Derivative financial instrument assets	Derivative financial instrument liabilities
Interest rate-related transactions
Interest rate swaps	2,921,057	49,224	36,031
Currency-related transactions
Currency swaps	4,866,517	173,908	418,953
Forward foreign exchange contracts	1,715	0	2

Total	—	223,134	454,987

	(Millions of yen)
	As of March 31, 2013
	Notional amounts	Derivative financial instrument assets	Derivative financial instrument liabilities
Interest rate-related transactions
Interest rate swaps	2,356,390	69,305	47,460
Currency-related transactions
Currency swaps	4,149,728	386,439	177,759
Forward foreign exchange contracts	114	4	0

Total	—	455,749	225,219

	(Millions of yen)
	As of April 1, 2012
	Notional amounts	Derivative financial instrument assets	Derivative financial instrument liabilities
Interest rate-related transactions
Interest rate swaps	2,704,454	75,967	43,646
Currency-related transactions
Currency swaps	3,457,752	852,260	13,054
Forward foreign exchange contracts	229	13	0

Total	—	928,241	56,702

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10. Securities

Securities as of March 31, 2015, 2014, and 2013, and April 1, 2012, which are all classified as available-for-sale securities, are as follows:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Securities
Unlisted equity securities	134,364	102,849	28,508	20,648
Unlisted debt securities	39,393	40,129	22,002	3,795

Total securities	173,758	142,978	50,510	24,443

11. Loans and Other Receivables

Loans and other receivables as of March 31, 2015, 2014, and 2013, and April 1, 2012, are as follows:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Sovereign	643,917	688,440	804,385	870,382
Non-sovereign	13,828,096	12,014,948	9,813,498	7,315,324

Total sovereign and non-sovereign	14,472,013	12,703,388	10,617,884	8,185,707

Allowance for loan losses	(114,826)	(130,115)	(153,697)	(146,087)

Total loans and other receivables	14,357,186	12,573,273	10,464,187	8,039,619

The portfolio of loans and other receivables is disclosed in more detail in Note 38 “Concentration of Credit Risk.”

Details of changes in the allowance for loan losses as of March 31, 2015, 2014, and 2013, are as follows:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013
Allowance for loan losses
Beginning of the year	130,115	153,697	146,087
Impairment losses (reversal of impairment losses)	(13,724)	(17,496)	9,198
Write-offs	—	(4,541)	—
Adjustments on interests and others	(1,564)	(1,542)	(1,589)

End of the year	114,826	130,115	153,697

The policy for managing credit risk is disclosed in Note 35 “Financial Risk Management.”

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12. Equity method investments

12-1. Investments in Associates

Investments in associates are accounted for using the equity method. JBIC does not have any investments in associates that are individually material. Investments in associates that are not individually material are as follows:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Total carrying amount	112,922	96,344	78,322	47,574

Financial information of associates that are not individually material is as follows (the amount presented is based on JBIC’s ownership interest):

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013
Total comprehensive income	13,405	3,565	11,780

Associates have not recorded other comprehensive income and therefore only the amount of total comprehensive income is stated.

12-2. Investments in Joint Ventures

Investments in joint ventures are accounted for using the equity method. JBIC does not have any joint ventures that are individually material, and the aggregate balance of investments in joint ventures that are not individually material are not significant. Accordingly, such information is not disclosed.

13. Unconsolidated Structured Entities

JBIC has interests in structured entities formed by other entities (“unconsolidated structured entities”) for the purposes of providing project financing, mainly to resources and infrastructure projects, aircraft leasing, ship leasing, and others. These unconsolidated structured entities obtain funds mainly through bank borrowings. JBIC has interests in these unconsolidated structured entities in the form of loans, financial guarantees, or investments, and therefore JBIC is exposed to credit risk and market risk of these unconsolidated structured entities.

JBIC’s maximum exposure to losses from its interests in these unconsolidated structured entities consists of the carrying amounts of its investments in debt securities, the amounts of loans and loan commitments, and the amounts of financial guarantee obligations and financial guarantee commitments. The maximum exposure represents the possible amount of maximum losses without considering any collateral held and other credit enhancements, and does not represent the probability of loss occurrence. Income received from interests in unconsolidated structured entities is mainly interest income and guarantee fees.

The following table summarizes the carrying amounts of assets and liabilities recognized in the statement of financial position of JBIC and its maximum exposure to losses from its interest in the unconsolidated structured entities.

	(Millions of yen)
	As of March 31, 2015		As of March 31, 2014		As of March 31, 2013		As of April 1, 2012
	Carrying amount	Maximum exposure	Carrying amount	Maximum exposure	Carrying amount	Maximum exposure	Carrying amount	Maximum exposure
Securities	6,819	6,819	7,773	7,773	3,797	3,797	3,795	3,795
Loans and other receivables	6,025,591	7,789,262	4,660,633	5,818,210	3,914,683	4,947,116	3,033,529	3,561,806
Other assets	5	5	6	6	4	4	4	4

Total assets	6,032,415	7,796,086	4,668,412	5,825,990	3,918,484	4,950,918	3,037,330	3,565,606

Financial guarantee contracts	10,417	493,650	10,408	519,721	14,858	517,221	13,695	549,137

Total liabilities	10,417	493,650	10,408	519,721	14,858	517,221	13,695	549,137

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14. Property and Equipment

Property and equipment as of March 31, 2015, 2014, and 2013, and April 1, 2012, is as follows:

	(Millions of yen)
	Land and buildings	Other	Total
Cost
As of April 1, 2012	27,868	276	28,145
Additions	183	492	675
Disposals	(0)	(0)	(0)
Other decreases	—	(304)	(304)

As of March 31, 2013	28,051	463	28,515
Additions	207	864	1,071
Disposals	(9)	(17)	(27)
Other decreases	—	(302)	(302)

As of March 31, 2014	28,249	1,007	29,256
Additions	69	321	391
Disposals	(60)	(5)	(66)
Other decreases	—	(146)	(146)

As of March 31, 2015	28,258	1,176	29,435

Accumulated depreciation and accumulated impairment losses
As of April 1, 2012	—	—	—
Depreciation	190	118	308
Disposals	(0)	(0)	(0)

As of March 31, 2013	190	118	308
Depreciation	197	217	414
Disposals	(9)	(15)	(25)

As of March 31, 2014	377	320	698
Depreciation	177	272	449
Disposals	(2)	(5)	(7)

As of March 31, 2015	553	586	1,140

Carrying amount
As of April 1, 2012	27,868	276	28,145

As of March 31, 2013	27,861	344	28,206

As of March 31, 2014	27,871	687	28,558

As of March 31, 2015	27,704	590	28,295

15. Other Assets

Other assets as of March 31, 2015, 2014, and 2013, and April 1, 2012, are as follows:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Other assets
Cash collateral paid for financial instruments	365,250	102,890	39,070	—
Intangible assets	3,154	1,561	1,352	1,629
Other	1,668	1,099	1,209	930

Total other assets	370,073	105,551	41,632	2,559

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16. Borrowings

Borrowings as of March 31, 2015, 2014, and 2013, and April 1, 2012, are as follows:

	(Millions of yen)
	Currency	Maturity dates	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Borrowings	USD	March 2014 to March 2020	5,910,825	4,607,262	3,729,175	1,543,464
	EUR	July 2017 to October 2018	113,537	95,036	14,357	—
	JPY	June 2012 to February 2025	3,400,953	3,705,409	3,491,065	3,715,209

Total borrowings			9,425,316	8,407,707	7,234,598	5,258,673

Weighted-average contractual interest rates as of March 31, 2015, 2014, and 2013, and April 1, 2012, are 0.54%, 0.62%, 0.78%, and 1.04%, respectively.

The amounts of undiscounted contractual cash flows for borrowings by maturity date are disclosed in Note 41 “Maturity Analysis of Financial Liabilities.”

17. Bonds Payable

Bonds payable as of March 31, 2015, 2014, and 2013, and April 1, 2012, are as follows:

	(Millions of yen)
	Currency	Maturity dates	Contractual interest rates	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Bonds payable	USD	July 2012 to February 2025	(Fixed) 1.125% – 5.250%	2,391,681	1,880,764	1,358,171	1,602,909
		November 2018	(Floating) 0.618%	60,018	51,387	—	—
	EUR	December 2013 to June 2014	(Fixed) 4.375% – 4.500%	—	106,763	155,700	147,037
	CAD	March 2018	(Fixed) 2.300%	47,276	46,437	46,108	—
	GBP	December 2020	(Fixed) 2.625%	75,342	72,438	—	—
	JPY	December 2013 to December 2025	(Fixed) 0.120% – 2.090%	484,179	576,097	698,009	699,917

Total bonds payable				3,058,499	2,733,890	2,257,990	2,449,864

JBIC’s bonds are secured by all JBIC’s assets in the form of general liens in accordance with Article 34 of the JBIC Act.

The amounts of undiscounted contractual cash flows for bonds payable by maturity date are disclosed in Note 41 “Maturity Analysis of Financial Liabilities.”

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18. Financial guarantee contracts

Financial guarantee contracts as of March 31, 2015, 2014, and 2013, and April 1, 2012, are as follows:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Sovereign	60,326	49,307	47,360	46,667
Non-sovereign	24,381	22,593	27,121	24,753

Total financial guarantee contracts	84,708	71,900	74,481	71,421

Financial guarantee contracts are initially measured at fair value and are subsequently measured at the higher of: (a) the amount initially recognized less accumulated amortization recognized in accordance with IAS 18 and (b) the best estimate of loss amount (determined in accordance with IAS 37) required for settling the guarantee obligation at the reporting date.

19. Other Liabilities

Other liabilities as of March 31, 2015, 2014, and 2013, and April 1, 2012, are as follows:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Other liabilities
Accrued expenses	27,645	29,106	27,127	28,937
Unearned revenue	27,323	18,131	12,385	6,807
Cash collateral received for financial instruments	12,750	63,140	105,240	293,090
Liability for retirement benefits	6,828	14,171	16,701	15,506
Other	11,660	739	1,315	28,097

Total other liabilities	86,208	125,289	162,770	372,438

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20. Employee Benefits

20-1. Post-employment Benefits

(1)	Defined benefit plans

JBIC has defined benefit pension plans composed of funded-type defined benefit corporate pension plans and unfunded-type lump-sum severance indemnity plans. Benefits provided under the plans are determined based on multiple factors, such as the employees’ number of years of service and their salary levels.

In accordance with Japanese laws and regulations, JBIC’s defined benefit corporate pension plans are operated by corporate pension funds that are legally separate from JBIC. The laws and regulations require that JBIC or the board of the corporate pension funds and pension-managing trustees act in the best interests of the plan members and are responsible for managing the plan assets based on the prescribed policy.

JBIC is responsible for contributing funds determined based on a prescribed proportion of the salaries stipulated in JBIC’s pension rules. If the funded balance is below the minimum funding requirement at the annual close of the pension fund, JBIC is required to pay an additional contribution. Further, the contribution is calculated to maintain the balance in future periods and is recalculated every five years at the fiscal year-end of the pension fund.

JBIC’s defined benefit corporate pension plans are multi-employer plans, which are different from single-employer plans from the following perspectives:

•	Assets contributed to multi-employer plans may be used to provide benefits to employees of other entities participating in the plan.

•	When certain employers discontinue contributions, other employers may bear the unfunded obligations.

•	When multi-employer plans are wound up or when an entity withdraws from a multi-employer plan, the entity may be required to pay for unfunded obligations as a special contribution.

The plans expose JBIC to the following actuarial risks, including investment risk, interest rate risk, and longevity risk:

•	Investment risk

The present value of defined benefit obligations is calculated using a discount rate, which is determined based on market yields on high-quality corporate bonds. Should the return on plan assets fall below this discount rate, a deficit in the defined benefit plan could arise.

•	Interest rate risk

A decline in market yields on high-quality corporate bonds leads to an increase in defined benefit obligations. The increase in obligations, however, is partly offset by an increase in the fair value of debt instruments (i.e., plan assets).

•	Longevity risk

JBIC’s defined benefit plans include lifelong annuity plans, which require JBIC’s guarantee at the time of the employees’ retirement to pay retirement benefits to plan members over their lifetime. The present value of defined benefit obligations is determined based on JBIC’s best estimate of the mortality of plan members both during and after their employment. An extended average longevity of plan members will cause an increase in defined benefit obligations.

Subsequent to return of the substitutional portion of welfare pension fund plans to the government, JBIC introduced defined benefit corporate pension plans on October 1, 2014. The welfare pension fund plans previously served as substitute for that portion of the benefits that should have been covered by the public pension plan, but JBIC obtained approvals from the Minister of Health, Labour and Welfare for an exemption from the obligation to pay benefits related to future employee service periods on April 1, 2013, and past employee service periods on October 1, 2014. Subsequently, JBIC transitioned to defined benefit corporate pension plans. The plan assets of the welfare pension fund plans are now governed by the corporate pension fund that manages the defined benefit corporate pension plans. Going forward, JBIC pays an amount corresponding to the substitutional portion from the corporate pension plans’ plan assets to the government.

As of December 20, 2013, JBIC amended the rules of retirement benefits. Subsequently, as of October 1, 2014, JBIC returned the substitutional portion of welfare pension fund plans and amended the fund rules. As a result of these changes in pension plans, JBIC recognized past service costs for the years ended March 31, 2015 and 2014.

27

Changes in the present value of defined benefit obligations and the fair value of plan assets

		(Millions of yen)
		March 31, 2015	March 31, 2014	March 31, 2013
(a)	Net defined benefit liability for funded and unfunded type plans (beginning) (b)-(d)+(g)	14,171	16,701	15,506

Changes in the present value of defined benefit obligations for funded type plans:
(b)	Beginning balance	14,769	16,125	14,512

	Current service cost	108	123	336
	Past service cost	(292)	—	—
	Settlement gains arising from refunds of the substitutional portion of welfare pension fund plans	(6,434)	(1,025)
	Interest expense	161	226	275
	Employee contributions	13	25	100
	Remeasurements
	Actuarial gains and losses arising from changes in demographic assumptions	—	—	—
	Actuarial gains and losses arising from changes in financial assumptions	741	(308)	1,296
	Other	103	—	—
	Payments by the plan	(340)	(396)	(395)

(c)	Ending balance	8,830	14,769	16,125

Changes in the fair value of plan assets:
(d)	Beginning balance	5,231	4,780	4,198

	Interest income	62	71	79
	Remeasurements
	Return on plan assets	388	585	563
	Employee contributions	13	25	100
	Employer contributions	1,576	166	233
	Payments by the plan	(340)	(396)	(395)

(e)	Ending balance	6,932	5,231	4,780

(f)	Net defined benefit liability for funded type plans (ending) (c)-(e)	1,898	9,538	11,345

Changes in the present value of defined benefit obligations for unfunded type plans:
(g)	Beginning balance	4,632	5,355	5,192

	Current service cost	328	360	364
	Past service cost	—	(682)	—
	Interest expense	73	79	98
	Remeasurements
	Actuarial gains and losses arising from changes in demographic assumptions	(27)	—	—
	Actuarial gains and losses arising from changes in financial assumptions	303	(48)	186
	Other	(90)	—	—
	Payments by the plan	(290)	(432)	(486)

(h)	Ending balance	4,929	4,632	5,355

(i)	Net defined benefit liability for funded and unfunded type plans (ending) (f)+(h)	6,828	14,171	16,701

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Significant actuarial assumptions used in determining the present value of defined benefit obligations

Items	March 31, 2015	March 31, 2014	March 31, 2013	April 1, 2012
Discount rate (%)	0.9%	1.6%	1.5%	1.9%
Salary increase rate (%)	3.9%	4.7%	4.7%	4.7%

An assessment of defined benefit obligations requires judgments in respect of uncertain future events. The following table shows the impact in the form of a sensitivity analysis of changes in discount rates on the defined benefit obligations at each reporting date. The sensitivity analysis is prepared based on the assumption that other variables remain constant; however, in practice, variables do not necessarily change in isolation. Negative amounts represent a decrease, while positive amounts show an increase in the defined benefit obligations.

Sensitivity analysis (discount rate)

	(Millions of yen)
	0.5% increase	0.5% decrease
As of March 31, 2015
Effect on defined benefit obligations	(758)	823
As of March 31, 2014
Effect on defined benefit obligations	(1,653)	1,825
As of March 31, 2013
Effect on defined benefit obligations	(1,844)	2,043
As of April 1, 2012
Effect on defined benefit obligations	(1,674)	1,857

Fair value by plan asset category

	(Millions of yen)
	As of March 31, 2015
Categories of plan assets	With quoted market prices in an active market	Without quoted market prices in an active market	Total
Equity securities (Japan)	487	—	487
Equity securities (foreign countries)	443	—	443
Total equity securities	931	—	931
Debt securities (Japan)	2,260	—	2,260
Debt securities (foreign countries)	344	—	344
Total debt securities	2,604	—	2,604
General accounts of life insurance companies	—	568	568
Other	2,828	—	2,828
Total general accounts of life insurance companies and other	2,828	568	3,396

Total plan assets	6,364	568	6,932

29

	(Millions of yen)
	As of March 31, 2014
Categories of plan assets	With quoted market prices in an active market	Without quoted market prices in an active market	Total
Equity securities (Japan)	1,222	—	1,222
Equity securities (foreign countries)	1,116	—	1,116
Total equity securities	2,338	—	2,338
Debt securities (Japan)	1,676	—	1,676
Debt securities (foreign countries)	436	—	436
Total debt securities	2,112	—	2,112
General accounts of life insurance companies	—	561	561
Other	219	—	219
Total general accounts of life insurance companies and other	219	561	780

Total plan assets	4,670	561	5,231

	(Millions of yen)
	As of March 31, 2013
Categories of plan assets	With quoted market prices in an active market	Without quoted market prices in an active market	Total
Equity securities (Japan)	1,223	—	1,223
Equity securities (foreign countries)	970	—	970
Total equity securities	2,194	—	2,194
Debt securities (Japan)	1,247	—	1,247
Debt securities (foreign countries)	372	—	372
Total debt securities	1,620	—	1,620
General accounts of life insurance companies	—	874	874
Other	90	—	90
Total general accounts of life insurance companies and other	90	874	965

Total plan assets	3,905	874	4,780

	(Millions of yen)
	As of April 1, 2012
Categories of plan assets	With quoted market prices in an active market	Without quoted market prices in an active market	Total
Equity securities (Japan)	1,041	—	1,041
Equity securities (foreign countries)	919	—	919
Total equity securities	1,960	—	1,960
Debt securities (Japan)	948	—	948
Debt securities (foreign countries)	352	—	352
Total debt securities	1,301	—	1,301
General accounts of life insurance companies	—	848	848
Other	88	—	88
Total general accounts of life insurance companies and other	88	848	936

Total plan assets	3,350	848	4,198

Expected contribution to plan assets for the fiscal year ending March 31, 2016:		¥166 million

Weighted-average duration of defined benefit obligations
As of March 31, 2015	15 years
As of March 31, 2014	19 years
As of March 31, 2013	19 years

30

(2)	Defined contribution plans

On October 1, 2014, JBIC introduced defined contribution plans.

JBIC recognized costs of ¥12 million related to the defined contribution plans for the year ended March 31, 2015.

20-2. Employee Benefit Expenses

Total employee benefit expenses included in operating expenses in the income statement are as follows:

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Employee benefit expenses *	(249)	4,413	6,225

*	The amounts include settlement gains of ¥6,434 million and ¥1,025 million on the refunds of the substitutional portion of welfare pension fund plans for the years ended March 31, 2015 and 2014, respectively.

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21. Capital Stock and Other Reserves

Total number of authorized shares

	(Thousand shares)
	March 31, 2015	March 31, 2014	March 31, 2013	April 1, 2012
Common stock with no stated value	5,164,000,000	5,164,000,000	5,164,000,000	5,164,000,000

Shares of common stock issued and fully paid (common stock with no stated value)

	March 31, 2015		March 31, 2014		March 31, 2013
	Thousand shares	Millions of yen	Thousand shares	Millions of yen	Thousand shares	Millions of yen
Beginning of the year	1,360,000,000	1,360,000	1,360,000,000	1,360,000	1,291,000,000	1,291,000
Shares issued	31,000,000	31,000	—	—	69,000,000	69,000

End of the year	1,391,000,000	1,391,000	1,360,000,000	1,360,000	1,360,000,000	1,360,000

Other reserves presented in the statement of changes in equity

Available-for-sale financial assets

The amount represents valuation changes in respect of the fair value of available-for-sale financial assets.

Deferred gains or losses on hedges

For hedges that qualify for hedge accounting under Japanese GAAP but that do not meet the conditions for hedge accounting under IAS 39, JBIC discontinued hedge accounting in respect of each hedge category. For cash flow hedges under Japanese GAAP, deferred gains or losses on hedges are recognized in other reserves at the date of transition and are recognized in profit or loss based on cash flows arising from hedged transactions.

Remeasurement of defined benefit plans

Remeasurement of defined benefit plans represents the changes in actuarial gains and losses and the return on plan assets, excluding amounts included in interest income. Actuarial gains and losses represent experience adjustments to the defined benefit obligations (i.e., differences between the actuarial assumptions at the beginning of the year and what has actually occurred) and the effects of changes in actuarial assumptions. Actuarial gains and losses are recognized in other comprehensive income as incurred and are immediately transferred from other reserves to retained earnings.

Exchange differences on translation of foreign operations

The amount represents JBIC’s share of the translation differences arising on translating the financial statements of foreign associates and joint ventures into the functional currency of JBIC.

Capital Controls

JBIC is not subject to either the Banking Act or capital adequacy regulations; however, JBIC is subject to the JBIC Act, and it has the following agreements with the Japanese government:

•	The government, at all times, holds the total number of outstanding shares of JBIC (Article 3 of the JBIC Act).

•	The government may make contributions to JBIC, if necessary, limited to the amount appropriated in the budget (Article 4 of the JBIC Act).

•

JBIC prepares a budget for revenues and expenditures and submits it to the Minister of Finance each fiscal year. After the Cabinet’s decision is made, the Cabinet submits the budget to the Diet together with the national budget (Article 16 and Article 19 of the JBIC Act). JBIC’s business plans and financial plans (e.g., borrowings from the fiscal loan funds and foreign exchange funds, corporate bonds, capital contribution from the general account, and loans) are attached to the above-mentioned budget and submitted to the Diet (Article 17 of the JBIC Act).

JBIC manages the equity presented in the statement of financial position as its capital. Capital stock as of March 31, 2015, 2014, and 2013, and April 1, 2012, is as presented above.

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22. Dividend distribution

JBIC is restricted in its ability to distribute dividends in accordance with Article 31 of the JBIC Act.

JBIC paid ¥31,685 million to the national treasury on June 26, 2013, for the year ended March 31, 2013, ¥45,683 million on June 27, 2014, for the year ended March 31, 2014, and ¥63,684 million on June 29, 2015, for the year ended March 31, 2015, in accordance with the JBIC Act as noted below. These amounts are calculated based on the amount of the retained earnings under Japanese GAAP.

In the event that the amount of the retained earnings recorded at each year-end closing:

(1)	exceeds zero, JBIC accumulates an amount calculated in accordance with the standards prescribed by the Cabinet Order as a reserve, until it reaches a certain amount stipulated by the Cabinet Order; and if there is a surplus, JBIC pays such a surplus into the national treasury within three months after the annual closing date (Paragraph 1 of Article 31 of the JBIC Act); or

(2)	falls below zero, the reserve is transferred to the retained earnings to the extent that the amount of retained earnings becomes zero (Paragraph 2 of Article 31 of the JBIC Act).

The payment to the national treasury of ¥26,524 million presented in the statement of cash flows for the year ended March 31, 2013 included an amount of ¥26,315 million owed to the national treasury by the former JBIC, which was incurred during the year ended March 31, 2012. This payment settled payables to the national treasury that were transferred from the former JBIC, and which were included in the opening statement of financial position as of April 1, 2012. Consequently, this amount is not included in the statement of changes in equity for the year ended March 31, 2013.

23. Interest Income and Interest Expense

Interest income and interest expense for the years ended March 31, 2015, 2014, and 2013, are as follows:

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Interest income
Due from banks	1,479	1,623	1,232
Receivables under resale agreements	59	262	671
Securities	564	515	290
Loans and other receivables	170,849	153,181	134,039
Other	156	60	2

Total interest income	173,110	155,643	136,236

Interest expenses
Borrowings	50,488	57,187	60,613
Bonds payable	53,009	40,061	26,730
Financial guarantee contracts	356	387	396
Other	20	60	236

Total interest expenses	103,876	97,696	87,976

Net interest income	69,234	57,947	48,260

Interest income earned on financial assets that were impaired was ¥2,721 million, ¥2,883 million, and ¥2,790 million for the years ended March 31, 2015, 2014, and 2013, respectively.

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24. Fee and Commission Income, and Fee and Commission Expense

Fee and commission income, as well as fee and commission expense for the years ended March 31, 2015, 2014, and 2013, are as follows:

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Fee and commission income
Guarantee fees	12,703	11,259	10,367
Other	808	927	586

Total fee and commission income	13,512	12,187	10,953

Fee and commission expense
Outsourcing expenses	2,046	2,173	1,387
Other	42	44	40

Total fee and commission expense	2,088	2,217	1,427

25. Net Income (Expense) from Derivative Financial Instruments

Net income (expense) from derivative financial instruments for the years ended March 31, 2015, 2014, and 2013, is as follows:

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Net income (expense) from derivative financial instruments
Net interest income (expense) from interest rate swaps	23,103	28,954	33,359
Net gain (loss) on valuation of derivative financial instruments	(812)	(68,825)	(28,062)
Other	3,470	4,197	8,534

Total net income (expense) from derivative financial instruments	25,760	(35,672)	13,830

26. Net Investment Income

Net investment income for the years ended March 31, 2015, 2014, and 2013, is as follows:

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Net investment income
Dividends	1,465	128	150
Gains (losses) on sales or redemptions	40	(20)	—

Total net investment income	1,505	107	150

27. Impairment Losses on Financial Assets (Reversal of Impairment Losses)

Impairment losses on financial assets for the years ended March 31, 2015, 2014, and 2013, are as follows:

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Impairment losses on financial assets (reversal of impairment losses)
Securities	548	38	101
Loans and other receivables	(13,724)	(17,496)	9,198

Total impairment losses on financial assets (reversal of impairment losses)	(13,176)	(17,458)	9,300

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28. Other Income and Other Expenses

Other income and other expenses for the years ended March 31, 2015, 2014, and 2013, are as follows:

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Other income
Reversals of financial guarantee contracts	3	3,174	—
Gain on foreign exchange transactions	547	678	1,968
Other	509	158	617

Total other income	1,060	4,010	2,586

Other expenses
Provision for financial guarantee contracts	—	—	957
Other	419	778	208

Total other expenses	419	778	1,165

29. Operating Expenses

Operating expenses for the years ended March 31, 2015, 2014, and 2013, are as follows:

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Operating expenses
Salaries and allowances	5,181	4,763	4,685
Retirement benefit costs*	(6,105)	(989)	995
Welfare expenses	675	639	545
Depreciation and amortization	1,356	1,245	1,018
Travel expenses	1,351	1,297	1,270
Other	7,527	7,761	6,969

Total operating expenses	9,985	14,717	15,483

*	The amounts include settlement gains of ¥6,434 million and ¥1,025 million on the refunds of the substitutional portion of welfare pension fund plans for the years ended March 31, 2015 and 2014, respectively. See Note 20 “Employee Benefits” for further details.

30. Income Taxes

JBIC is a nontaxable entity according to Paragraph 2, Item 5 of the Corporate Tax Law of Japan (Act No. 34, 1965) and has no obligation to pay corporate taxes.

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31. Analysis of Financial Assets and Liabilities by Measurement Basis

Subsequent to initial recognition, financial assets and liabilities are primarily measured either at fair value or amortized cost in accordance with the measurement categories defined in IAS 39. Note 3 “Significant Accounting Policies” describes how these categories of financial assets and liabilities are measured, and how income and expenses are recognized either in profit or loss, or in other comprehensive income.

The following tables present the carrying amounts of the financial assets and liabilities in the statement of financial position, by category and by line item, as of March 31, 2015, 2014, and 2013, and April 1, 2012:

	(Millions of yen)
	As of March 31, 2015
	Financial assets or liabilities measured at fair value through profit or loss	Loans and receivables	Available-for- sale financial assets	Financial liabilities measured at amortized cost	Total
Financial assets
Cash and due from banks	—	850,496	—	—	850,496
Receivables under resale agreements	—	—	—	—	—
Derivative financial instrument assets	174,946	—	—	—	174,946
Securities	—	—	173,758	—	173,758
Loans and other receivables	—	14,357,186	—	—	14,357,186

Total financial assets	174,946	15,207,683	173,758	—	15,556,388

Financial liabilities
Derivative financial instrument liabilities	991,161	—	—	—	991,161
Borrowings	—	—	—	9,425,316	9,425,316
Bonds payable	—	—	—	3,058,499	3,058,499

Total financial liabilities	991,161	—	—	12,483,815	13,474,976

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In addition to the above, JBIC recorded financial guarantee contracts of ¥84,708 million measured in accordance with IAS 39.

	(Millions of yen)
	As of March 31, 2014
	Financial assets or liabilities measured at fair value through profit or loss	Loans and receivables	Available-for- sale financial assets	Financial liabilities measured at amortized cost	Total
Financial assets
Cash and due from banks	—	723,189	—	—	723,189
Receivables under resale agreements	—	202,733	—	—	202,733
Derivative financial instrument assets	223,134	—	—	—	223,134
Securities	—	—	142,978	—	142,978
Loans and other receivables	—	12,573,273	—	—	12,573,273

Total financial assets	223,134	13,499,196	142,978	—	13,865,309

Financial liabilities
Derivative financial instrument liabilities	454,987	—	—	—	454,987
Borrowings	—	—	—	8,407,707	8,407,707
Bonds payable	—	—	—	2,733,890	2,733,890

Total financial liabilities	454,987	—	—	11,141,597	11,596,585

In addition to the above, JBIC recorded financial guarantee contracts of ¥71,900 million measured in accordance with IAS 39.

	(Millions of yen)
	As of March 31, 2013
	Financial assets or liabilities measured at fair value through profit or loss	Loans and receivables	Available-for- sale financial assets	Financial liabilities measured at amortized cost	Total
Financial assets
Cash and due from banks	—	837,986	—	—	837,986
Receivables under resale agreements	—	284,902	—	—	284,902
Derivative financial instrument assets	455,749	—	—	—	455,749
Securities	—	—	50,510	—	50,510
Loans and other receivables	—	10,464,187	—	—	10,464,187

Total financial assets	455,749	11,587,076	50,510	—	12,093,336

Financial liabilities
Derivative financial instrument liabilities	225,219	—	—	—	225,219
Borrowings	—	—	—	7,234,598	7,234,598
Bonds payable	—	—	—	2,257,990	2,257,990

Total financial liabilities	225,219	—	—	9,492,588	9,717,808

In addition to the above, JBIC recorded financial guarantee contracts of ¥74,481 million measured in accordance with IAS 39.

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	(Millions of yen)
	As of April 1, 2012
	Financial assets or liabilities measured at fair value through profit or loss	Loans and receivables	Available-for- sale financial assets	Financial liabilities measured at amortized cost	Total
Financial assets
Cash and due from banks	—	685,859	—	—	685,859
Receivables under resale agreements	—	602,725	—	—	602,725
Derivative financial instrument assets	928,241	—	—	—	928,241
Securities	—	—	24,443	—	24,443
Loans and other receivables	—	8,039,619	—	—	8,039,619

Total financial assets	928,241	9,328,204	24,443	—	10,280,889

Financial liabilities
Derivative financial instrument liabilities	56,702	—	—	—	56,702
Borrowings	—	—	—	5,258,673	5,258,673
Bonds payable	—	—	—	2,449,864	2,449,864

Total financial liabilities	56,702	—	—	7,708,537	7,765,240

In addition to the above, JBIC recorded financial guarantee contracts of ¥71,421 million measured in accordance with IAS 39.

32. Offsetting Financial Assets and Financial Liabilities

The following tables include quantitative information in respect of financial instruments that are subject to enforceable master netting arrangements or similar agreements as of March 31, 2015, 2014, and 2013, and April 1, 2012. Of the financial assets held by JBIC, amounts related to master netting agreements in respect of derivative transactions are disclosed in the following tables. The right to offset in accordance with these master netting agreements only becomes effective in the event of default or certain other events outside the normal course of business. The excess portion of the collateral received and collateral pledged is excluded.

	(Millions of yen)
	As of March 31, 2015
	Gross amounts of financial assets and liabilities recognized (a)	Amounts that are offset (b)	Net amounts presented in the statement of financial position (c)=(a)-(b)	Amounts subject to an enforceable master netting agreement or similar agreement and not included in (b) (d)
				Amounts related to financial instruments recognized that do not meet the offsetting criteria	Amounts related to financial collateral (including cash collateral)	Net amount (e)=(c)-(d)
Financial assets
Derivative financial instrument assets	174,946	—	174,946	(156,053)	(12,750)	6,142

Total financial assets	174,946	—	174,946	(156,053)	(12,750)	6,142

Financial liabilities
Derivative financial instrument liabilities	991,161	—	991,161	(156,053)	(365,250)	469,857

Total financial liabilities	991,161	—	991,161	(156,053)	(365,250)	469,857

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	(Millions of yen)
	As of March 31, 2014
	Gross amounts of financial assets and liabilities recognized (a)	Amounts that are offset (b)	Net amounts presented in the statement of financial position (c)=(a)-(b)	Amounts subject to an enforceable master netting agreement or similar agreement and not included in (b) (d)		Net amount (e)=(c)-(d)
				Amounts related to financial instruments recognized that do not meet the offsetting criteria	Amounts related to financial collateral (including cash collateral)
Financial assets
Derivative financial instrument assets	223,134	—	223,134	(150,309)	(63,140)	9,684

Total financial assets	223,134	—	223,134	(150,309)	(63,140)	9,684

Financial liabilities
Derivative financial instrument liabilities	454,987	—	454,987	(150,309)	(102,890)	201,787

Total financial liabilities	454,987	—	454,987	(150,309)	(102,890)	201,787

	(Millions of yen)
	As of March 31, 2013
	Gross amounts of financial assets and liabilities recognized (a)	Amounts that are offset (b)	Net amounts presented in the statement of financial position (c)=(a)-(b)	Amounts subject to an enforceable master netting agreement or similar agreement and not included in (b) (d)		Net amount (e)=(c)-(d)
				Amounts related to financial instruments recognized that do not meet the offsetting criteria	Amounts related to financial collateral (including cash collateral)
Financial assets
Derivative financial instrument assets	455,749	—	455,749	(192,438)	(105,240)	158,070

Total financial assets	455,749	—	455,749	(192,438)	(105,240)	158,070

Financial liabilities
Derivative financial instrument liabilities	225,219	—	225,219	(192,438)	(32,781)	—

Total financial liabilities	225,219	—	225,219	(192,438)	(32,781)	—

39

	(Millions of yen)
	As of April 1, 2012
	Gross amounts of financial assets and liabilities recognized (a)	Amounts that are offset (b)	Net amounts presented in the statement of financial position (c)=(a)-(b)	Amounts subject to an enforceable master netting agreement or similar agreement and not included in (b) (d)
				Amounts related to financial instruments recognized that do not meet the offsetting criteria	Amounts related to financial collateral (including cash collateral)	Net amount (e)=(c)-(d)
Financial assets
Derivative financial instrument assets	928,241	—	928,241	(54,762)	(293,090)	580,388

Total financial assets	928,241	—	928,241	(54,762)	(293,090)	580,388

Financial liabilities
Derivative financial instrument liabilities	56,702	—	56,702	(54,762)	—	1,939

Total financial liabilities	56,702	—	56,702	(54,762)	—	1,939

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33. Fair Value of Financial Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair values stated below represent the best estimate determined using various valuation methods and assumptions, and JBIC gives the highest priority to quoted prices in active markets. If such prices are not available, the fair values are determined using valuation techniques. The valuation techniques, if used, maximize the use of observable inputs and minimize the use of unobservable inputs.

The table below sets forth the carrying amounts and fair values of major financial assets and liabilities as of March 31, 2015, 2014, and 2013, and April 1, 2012:

	(Millions of yen)
	As of March 31, 2015		As of March 31, 2014		As of March 31, 2013		As of April 1, 2012
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Financial Assets
Derivative financial instrument assets	174,946	174,946	223,134	223,134	455,749	455,749	928,241	928,241
Securities	161,970	161,970	131,191	131,191	38,723	38,723	12,655	12,655
Loans and other receivables	14,357,186	14,446,006	12,573,273	12,614,200	10,464,187	10,530,438	8,039,619	8,122,453

Financial Liabilities
Derivative financial instrument liabilities	991,161	991,161	454,987	454,987	225,219	225,219	56,702	56,702
Borrowings	9,425,316	9,502,290	8,407,707	8,488,478	7,234,598	7,336,897	5,258,673	5,361,694
Bonds payable	3,058,499	3,128,010	2,733,890	2,770,588	2,257,990	2,312,996	2,449,864	2,472,265
Financial guarantee contracts	84,708	14,729	71,900	14,473	74,481	19,350	71,421	17,876

Valuation methods used in determining the fair values of financial assets and liabilities

Derivative financial instrument assets and liabilities

Derivative financial instrument assets and liabilities held by JBIC are all over-the-counter (“OTC”) derivatives.

The fair values of OTC derivatives are measured using the projected future cash flows with observable inputs, mainly interest rates and foreign exchange rates. In determining the fair values, counterparty and JBIC’s credit risks are incorporated. In reflecting these credit risks, the default rates are determined with reference to observable market data, and the impact of master netting agreements and the effect of collateral are also incorporated.

Securities

Securities held by JBIC are composed of unlisted equity securities and unlisted debt securities.

As it pertains to stocks included in unlisted equity securities, their fair values, except for those whose fair values cannot be reliably measured, are determined using valuation techniques, including the DCF method. The inputs used include unobservable inputs, such as the expected rate of return. For investments in partnerships that are included in unlisted equity securities, the reported net asset values are considered to represent the fair values of these investments at the reporting date. For unlisted debt securities, quoted prices that are made available by third parties, such as brokers, are used.

Loans and other receivables

Since loans with variable interest rates reflect market interest rates in the short term, amounts calculated by applying the floating rate note method and a risk-free rate adjusted by unobservable inputs, such as the default ratio and collateral coverage ratio, represent the fair values of the loans.

For loans with fixed interest rates, the total amounts of the contractual principal and interest are discounted by using a risk-free rate adjusted by unobservable inputs, such as the default ratio and collateral coverage ratio, to calculate the fair values. Further, in respect of claims against bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers, estimated loan losses are calculated based on the amounts expected to be collected from the collateral or guarantees. Thus, the amortized amount, net of an allowance for loan losses as of the reporting date approximates the fair value and such an amount represents the fair value.

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Borrowings

Borrowings with variable interest rates reflect short-term market interest rates, and the credit risk of JBIC has not been significantly affected by these borrowings. Accordingly, the carrying amount is used as fair value as it is considered to approximate the fair value. For borrowings with fixed interest rates, fair value is calculated by discounting the total amount of the contractual principal and interest of the borrowings by the standard government bond rate.

Bonds payable

Market value is used as the fair value of the bonds.

Financial guarantee contracts

The fair value of financial contracts is determined by discounting the estimated future losses arising from guarantee obligations using a risk-free rate adjusted by the credit default swap spread of government bonds. Unobservable inputs, such as the default ratio and coverage ratio, are used to determine the estimated future losses associated with guarantee obligations.

The fair value hierarchy of financial assets and liabilities is described in Note 34 “Fair Value Hierarchy.”

With respect to the following unlisted equity securities (stocks), there are no quoted market prices in an active market nor is sufficient data available to determine their fair values using valuation techniques. Since their fair values cannot be reliably measured, the unlisted equity securities (stocks) are measured at historical cost.

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Unlisted equity securities (stocks)	11,787	11,787	11,787	11,787

As of the reporting date of the financial statements, none of these unlisted equity securities are scheduled to be disposed of.

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34. Fair Value Hierarchy

The inputs used in the valuation techniques that measure the fair values of assets and liabilities are categorized into the following three-level hierarchy:

•	Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities;

•	Level 2: inputs other than quoted prices included within Level 1 that are observable for assets or liabilities, either directly or indirectly; and

•	Level 3: unobservable inputs.

The fair value hierarchy of an asset or liability is determined based on the hierarchy of inputs used in the fair value measurement of that asset or liability. If the inputs used to measure the fair value of an asset or a liability are categorized within different levels of the fair value hierarchy, the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The following table shows a breakdown of assets and liabilities measured at fair value by level of the fair value hierarchy as of March 31, 2015, 2014, 2013, and April 1, 2012:

	(Millions of yen)
	As of March 31, 2015
	Level 1	Level 2	Level 3	Total
Assets
Derivative financial instrument assets
Interest-related derivatives
Interest rate swaps	—	61,154	—	61,154
Currency-related derivatives
Currency swaps	—	113,789	—	113,789
Forward foreign exchange contracts	—	1	—	1

Total derivative financial instrument assets	—	174,946	—	174,946

Securities	—	37,995	123,974	161,970

Liabilities
Derivative financial instrument liabilities
Interest-related derivatives
Interest rate swaps	—	53,335	—	53,335
Currency-related derivatives
Currency swaps	—	937,825	—	937,825
Forward foreign exchange contracts	—	0	—	0

Total derivative financial instrument liabilities	—	991,161	—	991,161

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	(Millions of yen)
	As of March 31, 2014
	Level 1	Level 2	Level 3	Total
Assets
Derivative financial instrument assets
Interest-related derivatives
Interest rate swaps	—	49,224	—	49,224
Currency-related derivatives
Currency swaps	—	173,908	—	173,908
Forward foreign exchange contracts	—	0	—	0

Total derivative financial instrument assets	—	223,134	—	223,134

Securities	—	37,724	93,466	131,191

Liabilities
Derivative financial instrument liabilities
Interest-related derivatives
Interest rate swaps	—	36,031	—	36,031
Currency-related derivatives
Currency swaps	—	418,953	—	418,953
Forward foreign exchange contracts	—	2	—	2

Total derivative financial instrument liabilities	—	454,987	—	454,987

	(Millions of yen)
	As of March 31, 2013
	Level 1	Level 2	Level 3	Total
Assets
Derivative financial instrument assets
Interest-related derivatives
Interest rate swaps	—	69,305	—	69,305
Currency-related derivatives
Currency swaps	—	386,439	—	386,439
Forward foreign exchange contracts	—	4	—	4

Total derivative financial instrument assets	—	455,749	—	455,749

Securities	—	23,133	15,589	38,723

Liabilities
Derivative financial instrument liabilities
Interest-related derivatives
Interest rate swaps	—	47,460	—	47,460
Currency-related derivatives
Currency swaps	—	177,759	—	177,759
Forward foreign exchange contracts	—	0	—	0

Total derivative financial instrument liabilities	—	225,219	—	225,219

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	(Millions of yen)
	As of April 1, 2012
	Level 1	Level 2	Level 3	Total
Assets
Derivative financial instrument assets
Interest-related derivatives
Interest rate swaps	—	75,967	—	75,967
Currency-related derivatives
Currency swaps	—	852,260	—	852,260
Forward foreign exchange contracts	—	13	—	13

Total derivative financial instrument assets	—	928,241	—	928,241

Securities	—	3,905	8,750	12,655

Liabilities
Derivative financial instrument liabilities
Interest-related derivatives
Interest rate swaps	—	43,646	—	43,646
Currency-related derivatives
Currency swaps	—	13,054	—	13,054
Forward foreign exchange contracts	—	0	—	0

Total derivative financial instrument liabilities	—	56,702	—	56,702

As it pertains to Level 3 securities, the fair values of unlisted equity securities are determined using valuation techniques, including the DCF method. The valuation techniques used maximize the use of relevant observable inputs for each type of unlisted equity security and minimize the use of unobservable inputs. For unlisted debt securities categorized as Level 3 securities, quoted prices that are made available by third parties, such as brokers, are used.

34-1. Transfers between Level 1 and Level 2

There were no transfers between Level 1 and Level 2 during the years ended March 31, 2015, 2014, and 2013.

34-2. Quantitative Information about the Significant Unobservable Inputs Used in the Fair Value Measurement of Level 3 Financial Assets

The following table presents the significant unobservable inputs used in the fair value measurement of Level 3 financial assets that are recorded in the statement of financial position at fair value:

	Fair value (Millions of yen)				Valuation method	Unobservable input	Range (Weighted average)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Securities
Unlisted equity securities (stocks)	94,846	67,746	4,907	—	Various valuation techniques (e.g., DCF method)	Discount rates	3.9%–5.7% (4.3%)
						Expected cash flows	— *1
Unlisted equity securities (investments in partnerships)	22,186	17,878	6,612	4,954	Net asset value	— *2	— *2

*1	Expected cash flows used in the valuation based on the DCF method are unobservable inputs, and accordingly, various scenarios reflecting the performance of the issuers are taken into account in performing the valuation.

*2	The net asset values reported by the partnerships are deemed to represent the fair value as of the reporting date.

For unlisted debt securities, unobservable inputs are not disclosed as third-party pricing information is used without adjustment.

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34-3. Movements in the Fair Value of Level 3 Financial Assets

The following table presents a reconciliation of the beginning and ending amounts of Level 3 financial assets that are recorded at fair value in the statement of financial position for the years ended March 31, 2015, 2014, and 2013:

	(Millions of yen)
	Securities		Total
	Unlisted equity securities	Unlisted debt securities
As of April 1, 2012	4,954	3,795	8,750
Total gains (losses) recorded in profit or loss *	(76)	—	(76)
Other comprehensive income	1,548	1	1,549
Purchases	5,686	—	5,686
Sales and redemptions	(320)	—	(320)

As of March 31, 2013	11,792	3,797	15,589
Total gains (losses) recorded in profit or loss *	(38)	164	126
Other comprehensive income	1,724	1	1,726
Purchases	74,459	4,981	79,441
Sales and redemptions	(2,245)	(1,171)	(3,417)

As of March 31, 2014	85,693	7,773	93,466
Total gains (losses) recorded in profit or loss *	2,529	862	3,391
Other comprehensive income	(249)	0	(248)
Purchases	29,768	—	29,768
Sales and redemptions	(586)	(1,816)	(2,403)

As of March 31, 2015	117,154	6,819	123,974

*	There were no gains or losses that are attributable to changes in unrealized gains or losses relating to those assets and liabilities held as of the reporting dates.

34-4. Sensitivity Analysis of Level 3 Instruments

The fair value measurements of Level 3 financial assets are made using valuation techniques based on inputs, such as prices and rates that are not observable in the market. The following sensitivity analysis provides the impact on the profit or loss and other comprehensive income when changing the unobservable inputs used in determining the fair value measurements of Level 3 financial assets recorded at fair value in the statement of financial position, to the extent reasonably possible.

The nature of the sensitivity analysis is determined based on the type of financial instrument and the market conditions at the time. As of March 31, 2015, 2014, and 2013, and April 1, 2012, the sensitivity analysis was performed by increasing or decreasing the discount rates used in the DCF method by 1%.

	(Millions of yen)
	As of March 31, 2015
	Total fair value measured using valuation techniques	Impact on profit or loss		Impact on other comprehensive income
		Favorable change	Unfavorable change	Favorable change	Unfavorable change
Securities
Unlisted equity securities (stocks)	78,044	—	—	3,490	(3,261)

	(Millions of yen)
	As of March 31, 2014
	Total fair value measured using valuation techniques	Impact on profit or loss		Impact on other comprehensive income
		Favorable change	Unfavorable change	Favorable change	Unfavorable change
Securities
Unlisted equity securities (stocks)	7,746	—	—	747	(670)

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	(Millions of yen)
	As of March 31, 2013
	Total fair value measured using valuation techniques	Impact on profit or loss		Impact on other comprehensive income
		Favorable change	Unfavorable change	Favorable change	Unfavorable change
Securities
Unlisted equity securities (stocks)	4,907	—	—	520	(463)

(Millions of yen)
As of April 1, 2012
	Total fair value measured using valuation techniques	Impact on profit or loss		Impact on other comprehensive income
		Favorable change	Unfavorable change	Favorable change	Unfavorable change
Securities
Unlisted equity securities (stocks)	—	—	—	—	—

For certain unlisted equity securities, i.e., some of the stocks and investments in partnerships, and for unlisted debt securities, the sensitivity analysis was not performed since the effect of changing the unobservable inputs to reflect reasonably possible alternative assumptions did not change their fair values significantly.

34-5. Fair Value Hierarchy of Assets and Liabilities for which Fair Values are Disclosed but which are Not Measured at Fair Value

The breakdown by fair value hierarchy of assets and liabilities for which fair values are disclosed but which are not measured at fair value in the statement of financial position as of March 31, 2015, 2014, and 2013, and April 1, 2012, is as follows:

	(Millions of yen)
	As of March 31, 2015
	Level 1	Level 2	Level 3	Total
Assets
Loans and other receivables	—	—	14,446,006	14,446,006

Liabilities
Borrowings	—	9,502,290	—	9,502,290
Bonds payable	—	3,128,010	—	3,128,010
Financial guarantee contracts	—	—	14,729	14,729

	(Millions of yen)
	As of March 31, 2014
	Level 1	Level 2	Level 3	Total
Assets
Loans and other receivables	—	—	12,614,200	12,614,200

Liabilities
Borrowings	—	8,488,478	—	8,488,478
Bonds payable	—	2,770,588	—	2,770,588
Financial guarantee contracts	—	—	14,473	14,473

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	(Millions of yen)
	As of March 31, 2013
	Level 1	Level 2	Level 3	Total
Assets
Loans and other receivables	—	—	10,530,438	10,530,438

Liabilities
Borrowings	—	7,336,897	—	7,336,897
Bonds payable	—	2,312,996	—	2,312,996
Financial guarantee contracts	—	—	19,350	19,350

	(Millions of yen)
	As of April 1, 2012
	Level 1	Level 2	Level 3	Total
Assets
Loans and other receivables	—	—	8,122,453	8,122,453

Liabilities
Borrowings	—	5,361,694	—	5,361,694
Bonds payable	—	2,472,265	—	2,472,265
Financial guarantee contracts	—	—	17,876	17,876

35. Financial Risk Management

JBIC is a policy-based financial institution, conducting financial operations to achieve policy objectives, and its operations involve various risks, including credit risk, market risk (interest rate risk and exchange rate risk), liquidity risk, and operational risk. As such, JBIC has the following risk management policies in place.

35-1. Risk management structure

The types and magnitude of the risks associated with JBIC’s financial operations and its risk mitigation measures are different from those of risks associated with private financial institutions’ operations and their risk mitigation measures. Nonetheless, JBIC, as a financial institution, recognizes the importance of managing risk appropriately, and has built an organizational structure for risk management tailored to the types of risks and integrated risk management.

More specifically, JBIC identifies, measures, and monitors various risks to which JBIC is exposed in its operations, and defines ensuring the soundness and integrity of its operations and increasing transparency as the risk management objective. For this purpose, JBIC has designated staff responsible for managing various risks and established a department responsible for controlling the risk management efforts. In addition, the Corporate Risk Management Committee and the Asset Liability Management (ALM) Committee have also been set up to facilitate evaluations and discussions regarding successful risk management. JBIC has also established the Risk Advisory Committee, which mainly consists of external experts, to provide JBIC’s board of directors with advice for matters requiring their review, such as a risk assessment and the management structure of large credit exposures and issues related to the risk of large-scale projects.

35-2. Credit risk management

Credit risk refers to the potential loss from a decline or loss in the value of credit assets due to deterioration in the financial conditions of a debtor. This risk is inherent in JBIC’s operations as it primarily engages in lending activities. The credit risk exposure of JBIC may be classified into the following categories: sovereign risk, which involves financing to foreign governments; corporate risk, which involves financing to business firms; project risk, which occurs when a project is financed by project financing—a financing structure in which a loan is primarily secured by the cash flows generated from the project—fails to generate the planned cash flows; and country risk, which involves financing to foreign firms as well as projects located in foreign countries (a risk arising from the country where the debtor resides and the project is located that adds to corporate risk and project risk). Given the very nature of the financial support JBIC provides, including support for developing and securing strategically important resources for Japan overseas, for maintaining and improving the international competitiveness of Japanese industries, and for promoting overseas business in order to preserve the global environment, such as preventing global warming, JBIC frequently extends loans to foreign governments, government agencies, and foreign companies. As such, sovereign and country risks account for a significant portion of the credit risk accompanying JBIC’s lending activities.

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Credit risk management structure

The cornerstone of credit risk management at JBIC is the evaluation of an individual borrower’s creditworthiness in advance of credit approval. When a new loan application is being processed, the finance department and the credit department collect and analyze information on the borrower. JBIC’s overseas representative offices also play a part in collecting information on foreign governments and companies. The credit appraisal is based on such information and analysis with checks and balances at work between these different departments, and management makes the final decision in respect of the credit approval. In providing credit to foreign governments and companies, JBIC takes maximum advantage of its unique position as a public financial institution. This includes exchanging views and information with the governments and relevant authorities in the recipient countries, multilateral institutions such as the International Monetary Fund and the World Bank, other regional development banks such as export credit agencies, and private financial institutions in developed countries. Using all these channels to exchange views and information, JBIC evaluates sovereign and country risks based on the broad range of information collected on the borrowing governments, the government agencies, and the political and economic conditions in their countries.

In providing credit to domestic and foreign companies, JBIC evaluates their creditworthiness and the appropriateness of the collateral and guarantees they offer. In respect of the credit provision related to overseas projects, credit evaluation involves examining the certainty of transactions to be financed, feasibility studies of the projects, and the industry in which the borrower operates. The concentration of credit risk is managed by setting a certain ratio to capital. With respect to credit management, JBIC has established a system of self-assessment of asset quality in accordance with the internal credit rating system for each segmented risk category and the Inspection Manual for Deposit-Taking Institutions (the “Financial Inspection Manual”) of the Financial Services Agency in Japan. The finance department and the credit department manage credit risk on a timely basis in accordance with the aforementioned established systems. In addition, an “Integrated Risk Management Committee” meeting is held regularly to report the status of credit management to management. Credit management is also reviewed by the internal audit department, an independent audit function.

Credit risk management methodology

A.	Credit risk assessment

Internal credit rating

JBIC has established an internal credit rating system, which covers, in principle, all borrowers. Internal credit ratings are the cornerstone of credit risk management, being used for individual credit appraisals and quantifying credit risk as described below.

Self-assessment of asset quality

Japanese private financial institutions carry out a self-assessment of asset quality in accordance with the Financial Inspection Manual issued by the Financial Services Agency of Japan. JBIC also performs a self-assessment of asset quality based on the Financial Inspection Manual to ensure that the characteristics of its assets will be accurately reflected in its assessment results. In carrying out the self-assessment of the asset quality, the first-stage of the assessment is conducted by the finance department, while the second-stage of the assessment is conducted by the credit department, and the internal inspection is performed by the Audit Department. The results of the self-assessment of the asset quality are used for determining the existence of objective evidence indicating that a financial asset or group of financial assets classified into loans and receivables is impaired. In addition, they are used for the continuous reviews of the loan portfolio as well as actively used in the disclosures of assets to enhance the transparency of JBIC’s financial position.

The “borrower category” is used to classify borrowers by their repayment abilities used in the self-assessment of asset quality, and borrowers are classified depending on their financial conditions as below:

Borrower Category	Borrowers’ financial condition
Normal borrowers	Borrowers with good business performances and no significant financial problems
Borrowers needing attention	Borrowers requiring close monitoring, excluding substandard borrowers
Substandard borrowers	Borrowers in the “borrowers needing attention category” with loans that are completely or partially more than three months past due or borrowers whose loans have been restructured
Potentially bankrupt borrowers	Borrowers perceived to have a high risk of becoming bankrupt
Substantially bankrupt borrowers	Borrowers who may not have legally or formally declared bankruptcy but are essentially bankrupt
Bankrupt borrowers	Borrowers who have legally or formally declared bankruptcy

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B.	Quantifying credit risk

In addition to the above credit risk management related to individual borrowers, JBIC quantifies credit risk with a view to evaluating the risk of the overall loan portfolio. To quantify credit risk, it is important to take into account the characteristics of JBIC’s loan portfolio, which are not typically seen in other private financial institutions, namely that JBIC holds a significant portion of long-term loans that entail sovereign and country risks. Also to be taken into account are mechanisms for securing assets under an international supporting framework, such as the Paris Club(Note), which is a unique framework of debt management by official creditors. JBIC’s own credit risk quantification model, incorporating these factors, measures credit risk and is utilized for internal control purposes.

(Note)	The Paris Club is an informal group of public creditors whose role is to find coordinated and sustainable solutions to the payment difficulties encountered by debtor nations. Since the first meeting took place in 1956 to resolve the debt problem of Argentina, the meeting has been held in Paris, with the French Treasury (in Paris) acting as its secretariat. Hence, it is called as the Paris Club.

35-3. Credit risk management in financial markets

Credit risk in financial markets is the risk that JBIC will suffer losses if a counterparty to a derivative financial instrument transaction is unable to execute the transactions in accordance with the terms of the contract due to its financial difficulties or bankruptcy. As such, JBIC continuously gathers information on the market value of derivative financial instruments, the credit risk amount in respect of each counterparty and counterparties’ financial conditions. JBIC also monitors and utilizes such data in assessing the appropriateness of counterparties.

JBIC mitigates credit risk in financial markets arising from derivatives transactions by entering into master netting agreements.

Under IFRS, JBIC’s derivative financial instrument assets and liabilities do not meet the offsetting criteria and they are presented on a gross basis in the statement of financial position.

In addition to the above, collateral is pledged by both parties to a transaction in accordance with market trends and risk levels.

36. Maximum Exposure to Credit Risk

The following table presents the maximum exposure to credit risk, without taking into account any collateral held or other credit enhancements, as of March 31, 2015, 2014, 2013, and April 1, 2012:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Securities *1	151,900	132,184	103,580	24,277
Loans and other receivables *2	3,126,981	2,232,353	2,615,921	1,128,729
Financial guarantee contracts *3	2,739,270	2,598,260	2,556,934	2,492,898

*1	Represents scheduled investments in accordance with capital calls.

*2	Represents loan commitments.

*3	Represents the total of guarantee obligations and guarantee commitments.

The above table does not include financial instruments whose carrying amounts best represent the maximum exposure to credit risk.

37. Collateral

Financial assets pledged as collateral

JBIC held ¥365,250 million, ¥102,890 million, and ¥39,070 million in cash collateral for derivatives transactions as of March 31, 2015, 2014, and 2013, respectively, which was included in “Other assets” in the statements of financial position. JBIC did not pledge cash collateral for derivatives transactions as of April 1, 2012. The general collateral in respect of bonds payable is described in Note 17 “Bonds Payable.”

Fair value of assets received as collateral with full rights of disposal

JBIC holds securities purchased under resale agreements with full rights of disposal by selling or repledging the securities as collateral. The fair values of such securities were ¥202,733 million, ¥284,902 million, and ¥602,725 million as of March 31, 2014, and 2013, and April 1, 2012, respectively. JBIC does not hold securities purchased under resale agreements as of March 31, 2015.

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38. Concentration of Credit Risk

The following tables present an analysis of the concentration of credit risk in respect of loans and other receivables by borrowers’ attributes as of March 31, 2015, 2014, and 2013, and April 1, 2012:

Loans and other receivables

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Sovereign
Asia and Oceania	345,109	385,227	457,957	516,727
Europe, the Middle East, and Africa	161,890	156,038	184,607	176,030
North America and Latin America	133,851	144,108	158,754	174,559
Other *	3,065	3,065	3,065	3,065

Total sovereign	643,917	688,440	804,385	870,382

Non-sovereign
Manufacturing industry	2,029,541	1,415,547	1,273,097	1,166,681
Mining industry	3,492,097	2,699,024	1,918,335	1,313,447
Electricity, gas, heat supply, and water industry	2,065,230	1,707,853	1,596,506	1,284,778
Transport industry	493,808	443,044	408,060	383,519
Wholesale and retail industry	1,015,235	994,416	937,476	665,357
Finance and insurance industry	3,612,468	3,724,020	3,122,981	2,327,929
Other	1,119,715	1,031,040	557,041	173,609

Total non-sovereign	13,828,096	12,014,948	9,813,498	7,315,324

Total sovereign and non-sovereign	14,472,013	12,703,388	10,617,884	8,185,707

Allowance for loan losses	(114,826)	(130,115)	(153,697)	(146,087)

Total loans and other receivables	14,357,186	12,573,273	10,464,187	8,039,619

*	Includes international organizations.

Loans and other receivables by credit quality category

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Loans and other receivables
Neither past due nor impaired	14,214,990	12,441,881	10,349,513	7,976,587
Past due but not impaired	—	—	—	—
Impaired	257,022	261,507	268,371	209,120

Subtotal	14,472,013	12,703,388	10,617,884	8,185,707

Allowance for loan losses	(114,826)	(130,115)	(153,697)	(146,087)

Total	14,357,186	12,573,273	10,464,187	8,039,619

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The following table presents an analysis of the concentration of credit risk in respect of financial guarantee contracts by guaranteed parties’ attributes as of March 31, 2015, 2014, 2013, and April 1, 2012:

Financial guarantee contracts

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Sovereign
Asia and Oceania	14,024	16,298	12,477	10,794
Europe, the Middle East, and Africa	36,971	21,745	21,695	20,573
North America and Latin America	9,330	11,262	13,186	15,299
Other *1	—	—	—	—

Total sovereign	60,326	49,307	47,360	46,667

Non-sovereign
Manufacturing industry	1,582	1,925	5,264	4,452
Mining industry	3,346	3,543	3,597	1,645
Electricity, gas, heat supply, and water industry	7,967	7,098	7,868	7,433
Transport industry	4,542	4,182	3,968	4,100
Wholesale and retail industry	—	2	15	41
Finance and insurance industry	4,119	2,893	3,285	3,849
Other	2,823	2,946	3,120	3,230

Total non-sovereign	24,381	22,593	27,121	24,753

Total financial guarantee contracts *2	84,708	71,900	74,481	71,421

*1	Includes international organizations.

*2	JBIC obtains collateral, such as movable property, for credit enhancement purposes in order to minimize the credit risk in relation to the financial guarantee contracts.

38-1. Credit Category-Related Information of Financial Assets that are Neither Past Due Nor Impaired

The tables below presents the carrying amounts of loans and other receivables that are neither past due nor impaired before taking into account the allowance for loan losses as of March 31, 2015, 2014, 2013, and April 1 2012:

	(Millions of yen)
	As of March 31, 2015
	Normal	Borrowers needing attention	Total
Sovereign
Asia and Oceania	287,199	—	287,199
Europe, the Middle East, and Africa	145,047	764	145,811
North America and Latin America	34,679	4,869	39,549
Other *	—	—	—

Total sovereign	466,926	5,633	472,560

Non-sovereign
Manufacturing industry	1,819,402	208,882	2,028,285
Mining industry	3,114,576	353,657	3,468,233
Electricity, gas, heat supply, and water industry	2,024,725	40,505	2,065,230
Transport industry	458,453	26,140	484,594
Wholesale and retail industry	963,902	—	963,902
Finance and insurance industry	3,305,606	306,862	3,612,468
Other	1,099,029	20,686	1,119,715

Total non-sovereign	12,785,695	956,734	13,742,430

Total	13,252,622	962,368	14,214,990

*	Includes international organizations.

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	(Millions of yen)
	As of March 31, 2014
	Normal	Borrowers needing attention	Total
Sovereign
Asia and Oceania	325,457	—	325,457
Europe, the Middle East, and Africa	136,653	1,528	138,181
North America and Latin America	46,942	2,747	49,689
Other *	—	—	—

Total sovereign	509,053	4,275	513,328

Non-sovereign
Manufacturing industry	1,022,773	391,150	1,413,923
Mining industry	2,509,620	189,404	2,699,024
Electricity, gas, heat supply, and water industry	1,668,566	39,287	1,707,853
Transport industry	409,392	25,279	434,672
Wholesale and retail industry	918,017	—	918,017
Finance and insurance industry	3,432,026	291,993	3,724,020
Other	1,010,895	20,144	1,031,040

Total non-sovereign	10,971,292	957,260	11,928,552

Total	11,480,345	961,535	12,441,881

*	Includes international organizations.

	(Millions of yen)
	As of March 31, 2013
	Normal	Borrowers needing attention	Total
Sovereign
Asia and Oceania	395,820	726	396,547
Europe, the Middle East, and Africa	159,935	2,292	162,227
North America and Latin America	64,219	—	64,219
Other *	—	—	—

Total sovereign	619,975	3,019	622,994

Non-sovereign
Manufacturing industry	918,549	353,464	1,272,014
Mining industry	1,887,962	30,373	1,918,335
Electricity, gas, heat supply, and water industry	1,549,069	39,181	1,588,251
Transport industry	376,643	23,361	400,005
Wholesale and retail industry	843,363	24,526	867,889
Finance and insurance industry	3,075,798	47,182	3,122,981
Other	556,287	754	557,041

Total non-sovereign	9,207,674	518,843	9,726,518

Total	9,827,649	521,863	10,349,513

*	Includes international organizations.

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	(Millions of yen)
	As of April 1, 2012
	Normal	Borrowers needing attention	Total
Sovereign
Asia and Oceania	453,120	775	453,896
Europe, the Middle East, and Africa	143,830	11,034	154,865
North America and Latin America	79,909	—	79,909
Other *	—	—	—

Total sovereign	676,859	11,810	688,670

Non-sovereign
Manufacturing industry	887,372	272,067	1,159,440
Mining industry	1,287,250	26,197	1,313,447
Electricity, gas, heat supply, and water industry	1,271,805	398	1,272,203
Transport industry	361,688	14,437	376,126
Wholesale and retail industry	515,269	149,890	665,159
Finance and insurance industry	2,316,768	11,160	2,327,929
Other	170,634	2,974	173,609

Total non-sovereign	6,810,789	477,126	7,287,916

Total	7,487,649	488,937	7,976,587

*	Includes international organizations.

38-2. Aging Analysis of Financial Assets Past Due But Not Impaired

There were no loans and other receivables past due but not impaired as of March 31, 2015, 2014, and 2013, and April 1, 2012.

38-3. Individually Impaired Financial Assets

The table below sets forth the carrying amounts of loans and other receivables, which were individually determined to be impaired prior to recognizing any impairment losses as of March 31, 2015, 2014, and 2013, and April 1, 2012:

	(Millions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Sovereign
Asia and Oceania	57,909	59,770	61,410	62,831
Europe, the Middle East, and Africa	16,079	17,857	22,380	21,164
North America and Latin America	94,302	94,418	94,534	94,650
Other *1	3,065	3,065	3,065	3,065

Total sovereign	171,357	175,111	181,390	181,712

Non-sovereign
Manufacturing industry	1,255	1,623	1,083	7,241
Mining industry	23,863	—	—	—
Electricity, gas, heat supply, water industry	—	—	8,255	12,575
Transport industry	9,214	8,372	8,054	7,393
Wholesale and retail industry	51,332	76,399	69,586	197
Finance and insurance industry	—	—	—	—
Other	—	—	—	—

Total non-sovereign *2	85,665	86,395	86,980	27,407

Total	257,022	261,507	268,371	209,120

*1	Includes international organizations.

*2	JBIC obtains collateral, such as financial assets and real estate, and utilizes guarantees to strengthen loan recovery and minimize the credit risk. The financial effects of collateral and other credit enhancements in respect of these loans and other receivables as of March 31, 2015, 2014, and 2013, and April 1, 2012, are ¥38,826 million, ¥16,312 million, ¥15,002 million, and ¥14,832 million, respectively. If the value of the collateral exceeds the carrying amount of the loan, the maximum amount of collateral is limited to the carrying amount of the corresponding loan.

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39. Exercise of Obtained Collateral and Other Credit Enhancements

JBIC did not exercise any collateral and other credit enhancements.

40. Market Risk and Liquidity Risk

Market risk is the risk that the value of assets and liabilities (including off-balance-sheet items) will fluctuate and losses will be incurred, or profits derived from assets and liabilities (including off-balance-sheet items) will fluctuate and losses will be incurred, due to changes in various market risk factors, such as interest rates and foreign exchange rates.

The market risk borne by JBIC mainly consists of foreign exchange risk and interest rate risk, and JBIC may suffer losses from these risks due to fluctuations in the markets, such as market turmoil. These risks are hedged, in principle, by interest rate swaps, currency swaps, and forward foreign exchange contracts.

Liquidity risk is the risk that losses will be incurred as a result of difficulties in obtaining the necessary funds due to a maturity mismatch between financing and funding, or unexpected outflow of funds, or being forced to fund at an interest rate significantly higher than that under normal circumstances (funding risk). It is also the risk that losses will be incurred from being unable to conduct market transactions due to market turmoil or being forced to transact at far more unfavorable prices than those under normal circumstances (market liquidity risk).

JBIC does not accept cash deposits, but instead its long-term and stable financing is secured by fiscal loan funds, government-guaranteed bonds, and fiscal investment and loan program agency bonds. Accordingly, exposure to liquidity risk is considered to be limited; however, there is a possibility that financing costs may increase due to market turmoil or the unexpected turn of events.

Overview of market risk and liquidity risk management

(1)	Market risk management

JBIC manages foreign exchange risk and interest rate risk through its ALM. Market risk management protocols contain detailed stipulations in respect of risk management methods and procedures, and JBIC established an ALM Committee to assess and confirm the execution of ALM, and to discuss future responses to market risk. In addition, JBIC assesses and monitors the interest rate and terms of financial assets and liabilities in detail through a gap analysis and an interest rate sensitivity analysis as well as Value at Risk (“VaR”). The results are reported to the ALM Committee on a regular basis.

The basic policy for managing foreign exchange risk and interest rate risk at JBIC is described below:

(i)	Foreign exchange risk

JBIC is exposed to exchange-rate fluctuation risk associated with its foreign currency-denominated loan operations. For foreign currency-denominated loans and funds, JBIC, in principle, adopts a fully hedged policy by transacting in currency swaps and forward foreign exchange contracts.

(ii)	Interest rate risk

Interest rate risks in respect of which losses may be incurred due to fluctuations in market interest rates, associated with yen-denominated loan operations and foreign currency-denominated loan operations, are managed as described below:

i.	Yen-denominated loan operations

Yen-denominated loan operations are managed based on fixed interest rates by matching the maturities of the loans and funds. As a result, JBIC’s exposure to interest rate risk is limited. For any loan operations that are significantly impacted by interest rate fluctuations, JBIC hedges the interest rate risk through hedging instruments, such as swaps.

ii.	Foreign currency-denominated loan operations

Funding and lending related to foreign currency-denominated loan operations are managed based on floating interest rates, and interest rate risk is hedged, in principle, through interest rate swaps.

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(iii)	Status of market risk

JBIC maintains only a banking account related to financial instruments and does not hold a trading account related to financial instruments. As mentioned previously, JBIC adopts a hedging policy, in principle, but market risk is quantified through VaR to determine JBIC’s potential risk exposures. The following table sets forth the VaR for JBIC. Furthermore, in refining its risk measurement methodologies, JBIC now measures market risk (VaR) by including the exchange-rate fluctuation risk associated with its foreign currency-denominated equity participation operations from the fiscal year ended March 31, 2015.

i.	VaR

	(Billions of yen)
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Interest rate VaR	82.3	63.6	100.2	94.1
Exchange rate VaR	139.4	56.0	58.7	54.0

ii.	VaR model

•	Interest rate VaR: Historical model

•	Exchange rate VaR: Variance-covariance model

Quantitative standards:

i) 99% confidence interval, ii) One-year holding period, and iii) Five years observation period.

iii.	Risk management using VaR

VaR is a market risk management measure of the maximum possible fluctuation in fair value related gains or losses 1) based on historical market movements including interest rates and exchange rates over a defined time period (“observation period”), 2) within a given probability (“confidence interval”), which is derived from statistical probability distributions, and 3) after a certain period (“holding period”).

The measurement assumes historical market trends and the theory of probability distribution. However, bearing in mind that future market trends could deviate from these assumptions, JBIC validates the effectiveness of its market risk measurements using the VaR model by back-testing, which cross-checks the measured interest rate VaR against the actual gains or losses. In addition, a stress test, which goes beyond the probability distribution of historical market movements, is carried out in order to capture risks from various perspectives.

The following points should generally be noted in measuring VaR:

•	VaR will differ depending on the choice of confidence interval, holding period, and observation period;

•

VaR indicates the maximum amount of the fluctuation in fair values related gains or losses at the time of measurement. In practice, the actual results at a point in the future may differ from the VaR calculation due to changes in the assumptions caused by market movements during the holding period; and

•

VaR indicates the maximum value based on specific assumptions. As such, when utilizing VaR as a risk management measure, it is imperative to keep in mind that VaR may underestimate the potential losses.

(2)	Liquidity risk management

JBIC does not accept cash deposits, but instead, its long-term and stable financing is secured by fiscal loan funds, government-guaranteed bonds, and fiscal investment and loan program agency bonds.

In addition, JBIC assesses its liquidity and performs appropriate risk management by establishing overdraft facilities with multiple private financial institutions for its daily cash flow needs.

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41. Maturity Analysis of Financial Liabilities

The following tables present the amounts of financial liabilities by contractual maturity based on undiscounted contractual cash flows as of March 31, 2015, 2014, and 2013, and April 1, 2012.

For financial liabilities, payments related to financial guarantee contracts are made when all the relevant contractual requirements for payment are met. Accordingly, total guarantee amounts do not indicate the settlement amounts. Financial guarantee contracts represent the total of guarantee obligations and guarantee commitments.

For off-balance-sheet items, loan commitments and equity participation commitments are exercised based on the status of the corresponding businesses. Accordingly, total commitment amounts do not indicate the settlement amounts.

	(Millions of yen)
	As of March 31, 2015
	On demand	Not later than one year	Later than one year and not later than three years	Later than three years and not later than five years	Later than five years and not later than seven years	Later than seven years and not later than ten years	Later than ten years	Total
Financial liabilities
Derivative financial instrument liabilities	—	227,908	541,457	176,936	68,415	242,228	1,226	1,258,172
Borrowings	—	1,128,112	1,952,606	5,771,469	150,398	800,125	—	9,802,711
Bonds payable	—	699,341	996,979	1,065,254	119,311	384,521	20,416	3,285,825
Financial guarantee contracts	2,739,270	—	—	—	—	—	—	2,739,270
Off-balance-sheet items
Loan commitments	3,126,981	—	—	—	—	—	—	3,126,981
Equity participation commitments	151,900	—	—	—	—	—	—	151,900

	(Millions of yen)
	As of March 31, 2014
	On demand	Not later than year	Later than one year and not later than three years	Later than three years and not later than five years	Later than five years and not later than seven years	Later than seven years and not later than ten years	Later than ten years	Total
Financial liabilities
Derivative financial instrument liabilities	—	28,513	242,726	258,865	60,890	129,519	5,111	725,626
Borrowings	—	1,014,189	1,850,604	5,244,639	39,226	692,575	—	8,841,235
Bonds payable	—	444,842	1,113,345	1,056,868	165,853	112,857	20,834	2,914,602
Financial guarantee contracts	2,598,260	—	—	—	—	—	—	2,598,260
Off-balance-sheet items
Loan commitments	2,232,353	—	—	—	—	—	—	2,232,353
Equity participation commitments	132,184	—	—	—	—	—	—	132,184

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	(Millions of yen)
	As of March 31, 2013
	On demand	Not later than one year	Later than one year and not later than three years	Later than three years and not later than five years	Later than five years and not later than seven years	Later than seven and not later than ten years	Later than ten years	Total
Financial liabilities
Derivative financial instrument liabilities	—	20,932	75,279	161,272	25,433	52,581	(1,452)	334,047
Borrowings	—	884,090	2,375,836	3,641,444	356,402	209,730	—	7,467,505
Bonds payable	—	370,711	969,543	783,863	203,751	21,634	21,252	2,370,757
Financial guarantee contracts	2,556,934	—	—	—	—	—	—	2,556,934
Off-balance-sheet items
Loan commitments	2,615,921	—	—	—	—	—	—	2,615,921
Equity participation commitments	103,580	—	—	—	—	—	—	103,580

	(Millions of yen)
	As of April 1, 2012
	On demand	Later than one year	Later than one year and not later than three years	Later than three years and not later than five years	Later than five years and not later than seven years	Later than seven years and not later than ten years	Later than ten years	Total
Financial liabilities
Derivative financial instrument liabilities	—	12,628	23,977	24,648	9,143	323	5	70,727
Borrowings	—	388,939	2,136,093	2,028,736	865,679	40,353	—	5,459,802
Bonds payable	—	610,794	701,013	913,514	232,907	82,695	21,670	2,562,597
Financial guarantee contracts	2,492,898	—	—	—	—	—	—	2,492,898
Off-balance-sheet items
Loan commitments	1,128,729	—	—	—	—	—	—	1,128,729
Equity participation commitments	24,277	—	—	—	—	—	—	24,277

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42. Related-Party Disclosures

Shares held by the Government

The total number of outstanding shares of JBIC is required to be held, at all times, by the Japanese government (Article 3 of JBIC Act). Accordingly, all the shares outstanding are wholly owned by the Japanese government (the Ministry of Finance). Transactions between JBIC and the Japanese government or entities controlled by the Japanese government are as follows:

Transactions with the Japanese government, which controls JBIC

		(Millions of yen)
		Transactions and transaction amounts					Balance
		Underwriting of capital increase *1	Receipt of funds *2	Repayment of borrowings	Payment of interest on borrowings	Guarantee of corporate bonds *3	Borrowings	Other liabilities (interest payable)
Ministry of Finance (Minister of Finance)	Year ended March 31, 2015	31,000	1,512,991	1,321,639	50,488	2,569,535	9,425,316	14,981
	Year ended March 31, 2014	—	4,999,140	4,226,036	57,187	2,141,442	8,407,707	15,546
	Year ended March 31, 2013	69,000	2,144,992	645,564	63,723	1,526,051	7,234,598	14,675
	As of April 1, 2012	—	—	—	—	1,688,752	5,258,673	14,091

*1	The underwriting of capital increase represents the increase in capital through shareholder allocation by JBIC at an allocation amount of ¥1 per share.

*2	The receipt of funds represents borrowings from the fiscal investment and loan program (“FILP”) special account and foreign exchange funds special account. FILP interest rates are applied to the borrowings from the FILP, while the interest rates in accordance with the respective agreements related to the foreign exchange funds special account are applied to the borrowings from the foreign exchange funds special account.

*3	No guarantee fees have been paid in respect of the guarantee of bonds.

Transactions with entities controlled by the Japanese government

(Millions of yen)
	Transactions	As of March 31, 2015	As of March 31, 2014	As of March 31, 2013	As of April 1, 2012
Japan International Cooperation Agency	Joint obligations	428,110 *1,*4	674,595 *1,*4	990,145 *1,*4	1,278,338 *1,*4
Japan Finance Corporation *3	Joint obligations	1,111,402 *2,*4	1,147,740 *2,*4	1,063,475 *2,*4	1,382,302 *2,*4

*1	JBIC assumed the obligations of the JBIC bonds in accordance with Article 12 (1) of the Supplementary Provisions of the JBIC Act, and the Japan International Cooperation Agency (“JICA”) is jointly responsible for the obligations of these bonds in accordance with Article 4 (1) of Supplementary Provisions of the JICA Act. According to Article 4 (2) hereof, all of JICA assets are pledged as general collateral for these joint obligations.

*2	JBIC assumed the obligations of the Japan Finance Corporation (JFC) bonds in accordance with Article 12 (1) of Supplementary Provisions of the JBIC Act, and Japan Finance Corporation is jointly responsible for the obligations of these bonds in accordance with Article 46-2 (1) of Supplementary Provisions of the Japan Finance Corporation Act. According to Article 46-2 (2) hereof, all of Japan Finance Corporation’s assets are pledged as general collateral for these joint obligations.

*3	JBIC is jointly responsible for the obligations of the Japan Finance Corporation bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are pledged as general collateral for these joint obligations. Accordingly, the creditors of the bonds are entitled to JBIC assets prior to other creditors. The statutory lien is secondary to the general statutory lien under the Civil Code of Japan.

*4	No transactions are recognized in the income statement for these joint obligations.

Remuneration of JBIC’s key management personnel

	(Millions of yen)
	March 31, 2015	March 31, 2014	March 31, 2013
Short-term employee benefits	93	83	82
Post-employment benefits	8	8	9

Total	101	91	92

The above represents the remuneration expenses of the members of board of directors of JBIC recognized in the income statement.

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43. Current and Noncurrent Distinction

Amounts expected to be recovered or settled in no more than and more than 12 months after March 31, 2015, 2014, and 2013, and April 1, 2012, are as follows:

	(Millions of yen)
	As of March 31, 2015
	No more than 12 months *1	More than 12 months *2	Total
Assets
Cash and due from banks	850,496	—	850,496
Receivables under resale agreements	—	—	—
Derivative financial instrument assets	6,462	168,483	174,946
Securities	10,424	163,334	173,758
Loans and other receivables	1,805,219	12,551,967	14,357,186
Equity method investments	—	115,358	115,358
Other assets	366,778	3,294	370,073

Liabilities
Derivative financial instrument liabilities	194,671	796,489	991,161
Borrowings	1,075,048	8,350,267	9,425,316
Bonds payable	638,620	2,419,878	3,058,499
Financial guarantee contracts	84,708	—	84,708
Other liabilities	79,348	6,859	86,208

*1	Includes demand deposits.

*2	Includes amounts with no fixed maturity dates.

	(Millions of yen)
	As of March 31, 2014
	No more than 12 months *1	More than 12 months *2	Total
Assets
Cash and due from banks	723,189	—	723,189
Receivables under resale agreements	202,733	—	202,733
Derivative financial instrument assets	41,048	182,086	223,134
Securities	1,781	141,197	142,978
Loans and other receivables	1,859,584	10,713,688	12,573,273
Equity method investments	—	97,882	97,882
Other assets	103,850	1,701	105,551

Liabilities
Derivative financial instrument liabilities	12,748	442,238	454,987
Borrowings	966,128	7,441,579	8,407,707
Bonds payable	386,347	2,347,542	2,733,890
Financial guarantee contracts	71,900	—	71,900
Other liabilities	111,079	14,209	125,289

*1	Includes demand deposits.

*2	Includes amounts with no fixed maturity dates.

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	(Millions of yen)
	As of March 31, 2013
	No more than 12 months *1	More than 12 months *2	Total
Assets
Cash and due from banks	837,986	—	837,986
Receivables under resale agreements	284,902	—	284,902
Derivative financial instrument assets	67,846	387,902	455,749
Securities	1,620	48,890	50,510
Loans and other receivables	996,731	9,467,455	10,464,187
Equity method investments	—	78,322	78,322
Other assets	40,147	1,484	41,632

Liabilities
Derivative financial instrument liabilities	39	225,180	225,219
Borrowings	829,816	6,404,782	7,234,598
Bonds payable	321,440	1,936,550	2,257,990
Financial guarantee contracts	74,481	—	74,481
Other liabilities	146,010	16,760	162,770

*1	Includes demand deposits.

*2	Includes amounts with no fixed maturity dates.

	(Millions of yen)
	As of April 1, 2012
	No more than 12 months *1	More than 12 months *2	Total
Assets
Cash and due from banks	685,859	—	685,859
Receivables under resale agreements	602,725	—	602,725
Derivative financial instrument assets	119,122	809,118	928,241
Securities	—	24,443	24,443
Loans and other receivables	1,087,426	6,952,192	8,039,619
Equity method investments	—	47,574	47,574
Other assets	803	1,755	2,559

Liabilities
Derivative financial instrument liabilities	262	56,440	56,702
Borrowings	337,924	4,920,749	5,258,673
Bonds payable	554,782	1,895,082	2,449,864
Financial guarantee contracts	71,421	—	71,421
Other liabilities	356,806	15,632	372,438

*1	Includes demand deposits.

*2	Includes items with no fixed maturity dates.

44. Events after the Reporting Period

There were no events after the reporting period.

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